UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Sun Communities, Inc.
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SUN COMMUNITIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 20, 2015
You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Sun Communities, Inc. The Annual Meeting will be held on Monday, July 20, 2015, at 11:00 a.m., local time at 27777 Franklin Road, Suite 100, Southfield, MI 48034. At the Annual Meeting, common stockholders of record at the close of business on April 22, 2015 (the “Record Date”) will be asked to:

1.	Elect ten directors to serve until our 2016 annual meeting of stockholders or until their successors shall have been duly elected and qualified;

2.	Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2015;

3.	Conduct a non-binding advisory vote on executive compensation;

4.	Approve our 2015 Equity Incentive Plan;

5.
Approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share, from 90,000,000 to 180,000,000 and to increase the number of authorized shares of our preferred stock, $0.01 par value per share, from 10,000,000 to 20,000,000; and

6.	Consider any other business properly brought before the Annual Meeting.
The attached Proxy Statement contains details of the proposals to be voted on at the Annual Meeting. We encourage you to read the Proxy Statement carefully.
Only common stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments.
Your vote is important to us. Please vote as promptly as possible by using the internet, telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of this Proxy Statement.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 20, 2015.
This Proxy Statement and our Annual Report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors
April ____, 2015	KAREN J. DEARING
Secretary

(i)

SUN COMMUNITIES, INC.
PROXY STATEMENT

INTRODUCTION

This Proxy Statement contains information related to the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Sun Communities, Inc. (the "Company"), which will be held on Monday, July 20, 2015, at 11:00 a.m. local time at 27777 Franklin Road, Suite 100, Southfield, MI 48034. On or about April ___, 2015, we began mailing a notice containing instructions on how to access these proxy materials to all stockholders of record at the close of business on April 22, 2015 (the "Record Date").

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the following proposals (the “Proposals”):

•	Proposal No. 1 — Elect ten directors to serve until our 2016 annual meeting of stockholders or until their successors shall have been duly elected and qualified;
•	Proposal No. 2 — Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2015;
•	Proposal No. 3 — Non-binding advisory vote on executive compensation;
•	Proposal No. 4 — Approval of our 2015 Equity Incentive Plan (the "2015 Plan") and
•
Proposal No. 5 — Approval of an amendment to our articles of incorporation to increase the authorized number of authorized shares of our common stock, $0.01 par value per share, from 90,000,000 to 180,000,000 and to increase the authorized number of authorized shares of our preferred stock, $0.01 par value per share, from 10,000,000 to 20,000,000.

In addition, stockholders shall consider any other business properly brought before the Annual Meeting.

We have sent these proxy materials to you because our Board of Directors (the "Board of Directors" or "Board") is requesting that you allow your shares of our common stock to be represented at the Annual Meeting by the proxies named in the enclosed proxy card. This Proxy Statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares of common stock.

Who is Entitled to Vote?

You will be entitled to vote your shares of common stock on the Proposals if you held your shares of common stock at the close of business on the Record Date. As of the Record Date, a total of __________ shares of common stock were outstanding and entitled to vote held by ___ holders of record. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. Each share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What is Required to Hold the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting business to be conducted at the Annual Meeting. If you have returned valid proxy instructions or you attend the Annual Meeting and vote in person, your shares of common stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the Annual Meeting. If there is not a quorum at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to the stockholders, other than an announcement at the prior adjournment of the Annual Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Annual Meeting.

How do I Vote?

Your vote is important. Stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•
To vote by telephone, stockholders should dial the phone number listed on their voter instruction form and follow the instructions. You will need the 12 digit number included on the voter instruction form or notice.

•	If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

(i)    by internet: www.proxyvote.com;

(ii)    by phone: (800) 579-1639; or

(iii)	by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line included on the voter instruction form or notice).

The deadline for voting by phone or electronically is 11:59 p.m., Eastern Time, on July 19, 2015.

If you complete your proxy via the internet, telephone or properly sign and return you proxy card, your shares will be voted as you direct. You may specify whether your shares should be voted: (1) for all, some or none of the nominees for director, (2) for or against Proposal No. 2, (3) for or against Proposal No. 3, (4) for or against Proposal No. 4, and (5) for or against Proposal No. 5.

We encourage you to provide voting instructions to your brokerage firm by returning a completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive notice of this Proxy Statement.

Can I Change or Revoke My Proxy?

Yes, you may change your proxy at any time before the Annual Meeting by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting. You may also revoke your proxy by filing with our Secretary, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy. However, attendance (without further action) at the Annual Meeting will not by itself constitute revocation or change of a previously granted proxy.

What are the Board’s Recommendations?

If no instructions are indicated on your valid proxy, the representatives holding your proxy will vote in accordance with the recommendations of the Board. The Board unanimously recommends a vote:

•	FOR the election of each of the nominees for director;
•	FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2015;
•	FOR the non-binding approval of the executive compensation as disclosed in this Proxy Statement;
•	FOR the approval of our 2015 Plan; and
•
FOR the approval of an amendment to our articles of incorporation to increase the authorized number of authorized shares of our common stock, $0.01 par value per share, from 90,000,000 to 180,000,000 and to increase the authorized number of authorized shares of our preferred stock, $0.01 par value per share, from 10,000,000 to 20,000,000.

With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the representatives holding proxies will vote in their own discretion.

How Can I Receive a Proxy Statement and Annual Report?

Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015, is available electronically via the Internet at www.proxyvote.com. In addition, we will provide without charge to each person to whom this Proxy Statement is delivered, upon written or verbal request, a copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014, which contains our audited financial statements.  Written or telephone requests should be directed to us at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.  Our telephone number is (248) 208-2500.

If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

(i)    by internet: www.proxyvote.com;

(ii)    by phone: (800) 579-1639; or

(iii)	by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line included on the voter instruction form or notice).

What Vote is Needed to Approve Each Proposal?

Following are the votes needed in order for each Proposal to be approved at the Annual Meeting. For all Proposals a quorum must be present at the Annual Meeting.

Proposal No. 1:  The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is necessary for the election of ten directors to serve until our 2016 annual meeting of stockholders, or until their successors shall have been duly elected and qualified.

Proposal No. 2: The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2015.

Proposal No. 3:  The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is required for the non-binding approval of the executive compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 4:  The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is required for the approval of the 2015 Plan.

Proposal No. 5: The affirmative vote by at least two-thirds of all votes entitled to be cast on Proposal No. 5 is required for the approval of an amendment to our articles of incorporation to increase the authorized number of authorized shares of our common stock, $0.01 par value per share, from 90,000,000 to 180,000,000 and to increase the authorized number of authorized shares of our preferred stock, $0.01 par value per share, from 10,000,000 to 20,000,000.

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions will not be counted as "votes cast." Abstentions will have the same effect as a vote against Proposal No. 5. Abstentions will have no effect on any of the other proposals. Broker "non-votes," or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Meeting. Therefore, broker non-votes will have the same effect as a vote against Proposal No. 5. If you are a beneficial owner whose shares of common stock are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange ("NYSE") rules to vote your shares on Proposal No. 2 even if the broker does not receive voting instructions from you. However, under NYSE rules, your broker does not have discretionary authority to vote on any of the other proposals without instructions from you, in which case a broker "non-vote" will occur and your shares of common stock will not be voted on these matters.

How is My Vote Counted?

If the proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions enclosed, the shares of common stock represented by the proxy will be voted by Gary A. Shiffman and Karen J. Dearing, the Board’s proxy agents for the Annual Meeting, in the manner specified in the proxy. If no specification is made, the common stock will be voted “for” the election of the ten nominees for the Board, “for” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2015, “for” the executive compensation as disclosed in this Proxy Statement, “for” the approval of the 2015 Plan, “for” the approval of an amendment to our articles of incorporation to increase the authorized number of authorized shares of our common stock and preferred stock, and at the discretion of Gary A. Shiffman and Karen J. Dearing, the Board’s designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Who is Soliciting My Proxy?

This solicitation of proxies is made by and on behalf of our Board. Proxies may be solicited by personal interview, telephone, facsimile or email or by our directors, officers and employees. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred in forwarding the material. We anticipate fees and expenses for these parties will not exceed $1,000. The costs of all proxy solicitation will be borne by us.

Our principal executive offices are located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Committees

Under our charter, each of our directors serves for a one-year term or until his or her successor is duly elected and qualified. Our current directors are Stephanie W. Bergeron, James R. Goldman, Brian M. Hermelin, Ronald A. Klein, Paul D. Lapides, Clunet R. Lewis, Ronald L. Piasecki, Randall K. Rowe, Gary A. Shiffman and Arthur A. Weiss.

The Board meets quarterly, or more often as necessary. The Board met ten times during 2014 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served. All of our then-serving board members attended the 2014 annual meeting.

Effective January 6, 2015, the Board increased the number of members of the Board from seven to ten as permitted under our bylaws and appointed Messrs. Rowe, Goldman and Klein to serve as directors of the Company until our 2015 annual stockholders meeting and until their successors are elected and qualify. In addition, Mr. Rowe has been appointed to the Executive Committee of the Board; Mr. Goldman has been appointed to the Audit Committee of the Board and has been designated as an audit committee financial expert; and Mr. Klein has been appointed to the Nominating and Corporate Governance Committee of the Board.

Several important functions of the Board may be performed by committees that are comprised of members of the Board. Our bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee. You may find copies of the charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee under the “Investors-Officers and Directors” section of our website at www.suncommunities.com. You may also find a copy of our corporate governance guidelines and our code of business conduct and ethics under the “Investors-Officers and Directors” section of our website at www.suncommunities.com. All of the committee charters, our corporate governance guidelines and our code of business conduct and ethics are available in print to any stockholder who requests them.

The Audit Committee operates pursuant to a fourth amended and restated charter that was approved by the Board in April 2013, and is reviewed annually. It is available under the “Investors-Officers and Directors” section of our website at www.suncommunities.com. The Audit Committee, among other functions, (i) has the sole authority to appoint, retain, terminate and determine the compensation of our independent accountants, (ii) reviews with our independent accountants the scope and results of the audit engagement, (iii) approves professional services provided by our independent accountants, (iv) reviews the independence of our independent accountants, and (v) directs and controls our internal audit functions. The current members of the Audit Committee are Messrs. Clunet R. Lewis (Chairman), James R. Goldman, Brian M. Hermelin and Ms. Stephanie W. Bergeron, all of whom are “independent,” as that term is defined in the rules of the SEC and applicable rules of the NYSE. The Audit Committee held four formal meetings during the year ended December 31, 2014. The Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined by SEC rules.

The Compensation Committee operates pursuant to a charter that was approved by the Board in March 2004. A copy of the Compensation Committee Charter is available under the “Investors-Officers and Directors” section of our website at www.suncommunities.com. The Compensation Committee, among other functions, (i) consults with executive management in developing a compensation philosophy; (ii) reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and such other executive officers as may be designated by the Chief Executive Officer, evaluates the performance of such officers in light of such goals and objectives, and determines and approves the compensation of such officers based on these evaluations, (iii) approves the compensation of our other executive officers, (iv) recommends to the Board for approval the compensation of the non-employee directors, (v) oversees our incentive-compensation plans and equity-based plans, and (vi) reviews and approves any employment agreements and severance agreements to be made with any existing or prospective executive officer. The current members of the Compensation Committee are Messrs. Brian M. Hermelin (Chairman), Clunet R. Lewis, Paul D. Lapides and Ronald L. Piasecki, all of whom are independent directors under the NYSE rules. During the year ended December 31, 2014, the Compensation Committee held four formal meetings and took various actions by unanimous written consent.

The Nominating and Corporate Governance Committee (the “NCG Committee”) operates pursuant to a charter that was approved by the Board in March 2004. A copy of the NCG Committee Charter is available under the “Investors-Officers and Directors” section of our website at www.suncommunities.com. The NCG Committee, among other functions, is responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, (ii) recommending that the Board select the committee-recommended nominees for election at each annual meeting of stockholders, (iii) developing and recommending to the Board a set of corporate governance guidelines applicable to us, and (iv) periodically reviewing such guidelines and recommending any changes, and overseeing the evaluation of the Board. The current members of the NCG Committee are Messrs. Paul D. Lapides (Chairman), Ronald A. Klein, Clunet R. Lewis, and Ronald L. Piasecki, all of whom are independent under the NYSE rules. The NCG Committee held two formal meetings during the year ended December 31, 2014. The NCG Committee considers diversity and skills in identifying nominees for service on our Board. Regarding diversity, the NCG Committee considers the entirety of the board and a wide range of economic, social and ethnic backgrounds and does not nominate representational directors from any specific group.

The Executive Committee operates pursuant to a charter that was approved by the Board in January 2014 and amended in February 2015. The Executive Committee was established to generally manage our day-to-day business and affairs between regular Board meetings. The Executive Committee has specific authority to approve any and all acquisitions and/or financings (including refinancings of existing debt) by us or our subsidiaries up to a maximum purchase price or loan amount of $75 million per transaction. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) recommend to the stockholders an amendment to our charter; (ii) amend our bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the stockholders the sale, lease or exchange of all or substantially all of our property and assets; (v) recommend to the stockholders our dissolution or a revocation of a dissolution; (vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare distributions or authorize the issuance of our stock; (ix) approve or take any action with respect to any related party transaction involving us; or (x) take any other action which is forbidden by our bylaws or charter. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Randall K. Rowe, Gary A. Shiffman and Arthur A. Weiss. The Executive Committee did not hold any formal meetings during the year ended December 31, 2014.

The Board oversees and implements its risk management function several different ways. Specifically, the Audit Committee discusses our risk assessment and risk management policies with the Chief Financial Officer and other accounting staff, our internal auditor and our independent accountants in conjunction with its review of our financial statements as they deem necessary. In addition, the Board discusses the general risks facing us, the risk factors disclosed in our annual and period reports and our risk management policies with our executive management team from time to time throughout the year. In the event that a specific risk is identified, the Board or the Audit Committee directs management to assess, evaluate and provide remedial recommendations to the Board or the Audit Committee.

Communications with the Board

If you wish to communicate with any of the directors of the Board or the Board as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of Sun Communities, Inc.], c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034.

If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to Chairman of the Audit Committee of Sun Communities, Inc., c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034. You are welcome to make any such report anonymously but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of Sun Communities, Inc., c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Officer will be forwarded by the Compliance Officer promptly to the addressee(s).

Board Leadership Structure and Independence of Non-Employee Directors

The Board and the Nominating and Corporate Governance Committee assess and revise our leadership structure from time to time. The Board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the company and its stockholders. Gary A. Shiffman currently serves as our Chairman of the Board and Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive Officer positions is the right corporate governance structure for us at this time because it most effectively utilizes Mr. Shiffman's extensive experience and knowledge regarding the company and the manufactured home industry and provides for the most efficient leadership of our Board and company. The Board believes that Mr. Shiffman, rather than an independent director, is in the best position, as Chairman and Chief Executive Officer, to lead Board discussions regarding our business and strategy and to help the Board respond quickly and effectively to the many business challenges affecting the company. The Board also believes that this structure is preferable because it allows one person to speak for and lead the company and the Board and that splitting the roles of Chairman and Chief Executive Officer may cause the company's leadership to be less effective.

Although the Board believes that it is more effective to have one person serve as our Chairman and Chief Executive Officer at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors (as described below) and independent Board committees, the Board appoints a Lead Independent Director on an annual basis to serve for a term of one year. Mr. Clunet R. Lewis is currently serving as Lead Independent Director. The Lead Independent Director calls and presides at the executive sessions of our independent directors, acts as a liaison between our management team and the Board and is responsible for identifying, analyzing and making recommendations to the Board with respect to certain strategic and extraordinary matters. The Board believes that its Lead Independent Director structure including the duties and responsibilities described above provides the same independent leadership, oversight, and benefits for the company and the Board that would be provided by an independent Chairman.

The NYSE rules require that a majority of the Board consist of members who are independent. There are different measures of director independence-independence under NYSE rules, under Section 16 of the Exchange Act and under Section 162(m) of the Code. The Board has reviewed information about each of our non-employee directors and determined that Ms. Stephanie W. Bergeron and Messrs. James R. Goldman, Brian M. Hermelin, Ronald A. Klein, Paul D. Lapides, Clunet R. Lewis, Ronald L. Piasecki, and Randall K. Rowe are independent directors. The independent directors meet on a regular basis in executive sessions without management participation. In 2014, the executive sessions occurred after many of the regularly scheduled meetings of the entire Board and may occur at such other times as the independent directors deem appropriate or necessary.

Consideration of Director Nominees

Board Membership Criteria

The Board of Directors has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended nominee for a position on the Board:

•	The candidate must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	The candidate must be highly accomplished in his or her field, with superior credentials and recognition;

•	The candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;

•	The candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the nominee may serve; and

•
The candidate’s principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director’s responsibilities to us or to our stockholders.

In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:

•	A majority of the Board of Directors shall be “independent” as defined by the NYSE rules;

•	Each of its Audit, Compensation and NCG Committees shall be comprised entirely of independent directors; and

•	At least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Consideration of Shareholder Nominated Directors

The NCG Committee’s current policy is to review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the NCG Committee. All stockholder recommendations for director candidates must be submitted in writing to our Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, who will forward all recommendations to the NCG Committee. All stockholder recommendations for director candidates for election at our 2016 annual meeting of stockholders must be submitted to our Secretary not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the 2015 annual meeting provided, however, that if the 2016 annual meeting is more than 30 days earlier or later than the first anniversary of the 2015 annual meeting, notice by the stockholder must be delivered not earlier than the 120th day and not later than the 90th day prior to the date of the 2016 annual meeting or, if the first public announcement of the date of the 2016 annual meeting is less than 100 days prior to the date of the 2016 annual meeting, the tenth day following the day on which public announcement of the date of the 2016 annual meeting is first made by us. All stockholder recommendations for director candidates must include the following information:

•	The stockholder’s name, address, number of shares owned, length of period held and proof of ownership;

•
The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•
A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

•	A description of all arrangements or understandings between the stockholder and the proposed director candidate;

•
The consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Identifying and Evaluating Nominees

The NCG Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a stockholder in compliance with the NCG Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a sitting director for re-election, the NCG Committee will consider the director’s performance on the Board and the director’s qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Incumbent Directors and Nominees

The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person’s principal occupation for the past five years. Each of the directors has served continuously from the date of his or her election to the present time.

Name	Age	Office
Gary A. Shiffman	60	Chairman, Chief Executive Officer and Director
Stephanie W. Bergeron	61	Director
James R. Goldman (1)	55	Director
Brian Hermelin	49	Director
Ronald A. Klein (1)	57	Director
Paul D. Lapides	60	Director
Clunet R. Lewis	68	Director
Ronald L. Piasecki	76	Director
Randall K. Rowe (1)	60	Director
Arthur A. Weiss	66	Director
(1) Messrs. Goldman, Klein and Rowe were appointed effective January 6, 2015.

Gary A. Shiffman is our Chairman and Chief Executive Officer and has been a director and an executive officer since our inception in 1993. He is a member of our Executive Committee. He has been actively involved in the management, acquisition, construction and development of manufactured housing communities and has developed an extensive network of industry relationships over the past thirty years. He has overseen the acquisition, rezoning, development, expansion and marketing of numerous manufactured home communities, as well as recreational vehicle communities. Additionally, Mr. Shiffman, through his family related interests, has had significant direct holdings in various real estate asset classes, which include office, multi-family, industrial, residential and retail. Mr. Shiffman is an executive officer and a director of SHS and all of our other corporate subsidiaries. Mr. Shiffman is also a director of Origen Financial, Inc. ("Origen").

Stephanie W. Bergeron has been a director since May 2007. She is a member of our Audit Committee. Ms. Bergeron, a certified public accountant, also serves as the President and Chief Executive Officer of Walsh College. Additionally, Ms. Bergeron serves as President and Chief Executive Officer of Bluepoint Partners, LLC, a firm providing financial consulting services. From December 1998 to December 2003, Ms. Bergeron served as Vice President and Treasurer and then Senior Vice President-Corporate Financial Operations of The Goodyear Tire & Rubber Company (“Goodyear”). Prior to joining Goodyear, Ms. Bergeron was a Vice President and Assistant Treasurer of DaimlerChrysler Corporation. She has also served on Audit Committees of several publicly traded companies (including as chairman) and a number of not for profit organizations. During her business career, Ms. Bergeron directed staff responsible for accounting, treasury, investor relations and tax matters. Crain’s Detroit Business named Bergeron one of its “Most Influential Women” in 1997 and in 2007.

James R. Goldman has been a director since January 6, 2015. He is a member of our Audit Committee. Mr. Goldman served as a director of American Land Lease, Inc. from 2009 until January 6, 2015. Since 2003, Mr. Goldman has been the Chief Investment Officer of Green Courte Partners, LLC ("GCP"), a private equity firm focusing on the ownership and operation of manufactured housing communities, retail and mixed-use properties, and parking assets, a Managing Director of GCP from 2003 through 2009 and Vice Chairman of GCP since 2009. From January 2002 through June 2003, Mr. Goldman was a Managing Director with J.R. Goldman & Co., a real estate consulting and advisory company. From 1993 to 2002, Mr. Goldman worked as an investment banker with Alex. Brown & Sons, PaineWebber and Mercury Partners. In his investment banking career, Mr. Goldman participated in numerous transactions for public and private REITs, including offerings of common stock, perpetual and convertible preferred stock, and unsecured debt. In addition, Mr. Goldman has served as the principal advisor on a variety of REIT mergers and acquisitions and other advisory assignments. Prior to commencing his career as an investment banker in 1993, Mr. Goldman had worked as a corporate and securities/business tax attorney with DLA Piper and as an accountant with Ernst & Young LLP. Mr. Goldman holds a B.S.B.A. from Old Dominion University and a J.D. from the College of William & Mary.

Brian M. Hermelin has been a director since January 2014. He is the chairman of our Compensation Committee and a member of our Audit Committee. Mr. Hermelin is the Co-Founder and Managing Partner since 2007 of Rockbridge Growth Equity LLC, a private equity investment firm focusing on companies in the business services, financial services, sports, media and entertainment, and consumer direct marketing industries. He is also a co-founder and General Partner of Detroit Venture Partners, LLC, a venture capital firm based in Detroit, Michigan. From December 2000 to May 2011, Mr. Hermelin served as Chairman and Chief Executive Officer of Active Aero Group/USA Jet Airlines Inc., an air charter and logistics firm that also operates an air charter service for freight and passenger air transport. In addition, he is the chair of the Audit Committee of Rock Ohio Caesars LLC.

Ronald A. Klein has been a director since January 6, 2015. He is a member of our NCG Committee. Mr. Klein has served as a director and Chief Executive Officer of Origen, a mortgage REIT specializing in manufactured housing loans, and its predecessor since February 1999. During his tenure with Origen, it originated, securitized and serviced more than $1.5 billion of manufactured housing loans. Since April 2010, he has been a director of Talmer Bancorp, Inc. (Nasdaq: TLMR) and Talmer Bank. Mr. Klein is also actively involved with several closely-held companies in the real estate industry and the technology industry. He is a graduate of the University of Michigan Law School.

Paul D. Lapides has been a director since December 1993. He is the chairman of our NCG Committee and a member of our Compensation Committee. Mr. Lapides is Director of the Corporate Governance Center in the Michael J. Coles College of Business at Kennesaw State University, where he is a professor of management and entrepreneurship. Mr. Lapides is a director of OnBoard, Inc., and a member of the advisory boards of the Newman Real Estate Institute at Baruch College and the National Association of Corporate Directors. Mr. Lapides has extensive knowledge and experience in the areas of real estate and corporate governance. Mr. Lapides, a certified public accountant, has been involved in real-estate related activities including the management of a $3.0 billion national portfolio of income-producing real estate. As a published author or co-author of more than 100 articles and twelve books, Mr. Lapides is considered a well-respected authority in management and corporate governance related issues.

Clunet R. Lewis has been a director since December 1993. He is the chairman of our Audit Committee, a member of our Compensation Committee and our NCG Committee, and he serves as the Lead Independent Director. Mr. Lewis has also chaired Special Committees of our Independent Directors formed to review and evaluate strategic alternatives. Mr. Lewis is a retired commercial lawyer. While in private practice, Mr. Lewis specialized in mergers and acquisitions, debt financings, issuances of equity and debt securities, and corporate governance and control issues. Mr. Lewis has also served as Board Member, General Counsel, Chief Financial Officer, President, and Managing Director of other public and private companies.

Ronald L. Piasecki has been a director since May 1996, upon completion of our acquisition of twenty-five MH communities (the “Aspen Properties”) owned by affiliates of Aspen Enterprises, Ltd. (“Aspen”). He is a member of our Compensation Committee and NCG Committee. Mr. Piasecki was a managing director of Aspen Properties, which he co-founded in 1974. From 1974 until its sale to us in 1996, Mr. Piasecki was the managing partner in charge of property financing, legal and accounting relationships, resident relations, lobbying and syndication and sale of registered private equity limited partnership and participating mortgage interests. Prior to our acquisition, Aspen was one of the largest privately-held developers and owners of manufactured housing communities in the U.S. Mr. Piasecki has been involved in real estate development and management since 1968.

Randall K. Rowe has been a director since January 6, 2015. He is a member of our Executive Committee. Mr. Rowe served as Chairman of the board of directors of American Land Lease, Inc. from 2009 until January 6, 2015. Since 2002, Mr. Rowe has been the Chairman of GCP. Mr. Rowe was a Co-Founder and Chairman of Transwestern Investment Company, LLC from 1996 to 2002. From 1997 to 2002, Mr. Rowe was Chairman and Chief Executive Officer of Hometown America, LLC, a large owner of manufactured housing communities that owned 14,000 home sites. Mr. Rowe holds a B.A. from Denison University, an M.B.A. from Harvard University and a J.D. from the University of Michigan.

Arthur A. Weiss has been a director since October 1996. He is a member of our Executive Committee. Since 1976, Mr. Weiss has practiced law with the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which represents us in various matters. Mr. Weiss is currently Chairman of the firm and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Mr. Weiss practices law in the area of business planning, taxation, estate planning and real estate law. Mr. Weiss is a director of several closely-held companies in the real estate industry, steel industry and technology industry and currently serves as a director of Talmer Bancorp, Inc. (NASDAQ: TLMR) and Talmer Bank. Mr. Weiss is also a director and officer of a number of closely held public and private nonprofit corporations. Mr. Weiss received a MBA in finance and a post graduate LLM degree from New York University in taxation.

In addition to each director’s qualifications, experience and skills outlined in their biographical data above and the minimum Board qualifications set forth above, our NCG Committee looked for certain attributes in each director nominee and based on these attributes, and the mix of attributes of the other incumbent directors, determined that each director nominee should serve on our Board. The NCG Committee does not require that each director nominee possess all of these attributes but rather that the Board is comprised of directors that, taken together, provide us with a variety and depth of knowledge, judgment and experience necessary to provide effective oversight and vision. These attributes include: (a) significant leadership skills as a chief executive officer and/or relevant board member experience, (b) real estate industry experience, (c) transactional experience, especially within the real estate industry, (d) relevant experience in property operations, (e) financial expertise, and (f) legal or regulatory experience.

The following table lists the attributes of each incumbent director, as determined by the NCG Committee:

Director	CEO/Board Experience	Real Estate Industry	Transactional Experience	Property Operations	Financial Expertise	Legal / Regulatory
Gary A. Shiffman	X	X	X	X	X
Stephanie W. Bergeron	X	X	X		X
James R. Goldman (1)	X	X	X	X	X	X
Brian Hermelin	X	X	X		X
Ronald A. Klein (1)	X	X	X	X	X	X
Paul D. Lapides	X	X	X	X	X	X
Clunet R. Lewis	X	X	X		X	X
Ronald L. Piasecki	X	X	X	X	X	X
Randall K. Rowe (1)	X	X	X	X	X	X
Arthur A. Weiss	X	X	X		X	X
(1) Messrs. Goldman, Klein and Rowe were appointed effective January 6, 2015.

To the best of our knowledge, as of the date of this Proxy Statement, there are no material proceedings to which any director or nominee is currently a party, or has a material interest, adverse to the Company. Except as described below, to the best of our knowledge, during the past ten years: (i) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director or nominee, (ii) no director or nominee has been the subject of a or a party to any judicial or administrative proceedings relating to an alleged violation of (a) mail or wire fraud; (b) fraud in connection with any business entity; (c) violations of federal or state securities, commodities, banking or insurance laws and regulations, and (iii) no director or nominee has been the subject of a or a party to any sanction or order of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

As announced on February 27, 2006, the SEC completed its inquiry regarding the accounting for our SunChamp investment during 2000, 2001 and 2002, and the entry of an agreed-upon Administrative Order (the “Order”). The Order required us to cease and desist from violations of certain non-intent based provisions of the federal securities laws, without admitting or denying any such violations. On February 27, 2006, the SEC filed a civil action against Mr. Shiffman, in his capacity as our Chief Executive Officer, Jeffrey P. Jorissen, our then (and now former as of February 2008) Chief Financial Officer and a former Controller in the United States District Court for the Eastern District of Michigan alleging various claims generally consistent with the SEC’s findings set forth in the Order. On July 21, 2008, the U.S. District Court for the Eastern District of Michigan approved a settlement whereby the SEC dismissed its civil lawsuit against Mr. Shiffman and our former Controller. The SEC concurrently reached a settlement with Mr. Jorissen.

Director Compensation Tables

Directors who are also employees receive no additional compensation for their services as directors. During 2014, we paid directors that are not our employees the following annual fees:

	Chairman	Member
Annual Retainer	$—	$60,000
Audit Committee	$37,500	$32,500
Compensation Committee	$12,500	$7,500
NCG Committee	$12,500	$7,500
Executive Committee	$—	$7,500
Lead Director	$—	$12,500

The following tables provide compensation information for each member of the Board for the year ended on December 31, 2014.

Name	Fees Earned Paid in Cash	February 2014 Restricted Stock Award(1)	Total
Stephanie W. Bergeron	$95,000	$96,020	$191,020
James R. Goldman (2)	$—	$—	$—
Brian M. Hermelin	$100,000	$96,020	$196,020
Ronald A. Klein (2)	$—	$—	$—
Paul D. Lapides	$77,500	$96,020	$173,520
Clunet R. Lewis	$113,750	$96,020	$209,770
Robert Naftaly (3)	$55,342	$96,020	$151,362
Ronald L. Piasecki	$70,000	$96,020	$166,020
Randall K. Rowe (2)	$—	$—	$—
Arthur A. Weiss	$66,250	$96,020	$162,270

(1)
The fair value associated with these awards was measured using the closing price of our common stock as of the grant date to calculate compensation cost, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). Each director was granted 2,000 shares of restricted stock which will vest on February 12, 2017. For additional information on the valuation assumptions with respect to these grants, refer to Note 11 to our financial statements. For additional information on the valuation assumptions with respect to these grants, refer to Note 11 to our financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K.

(2) Messrs. Goldman, Klein and Rowe were appointed effective January 6, 2015.

(3)	Robert Naftaly served as a director until July 22, 2014.

Name	February 2014 Restricted Stock Award(1)	Aggregate number of options and restricted stock outstanding at December 31, 2014
Stephanie W. Bergeron	$96,020	12,900
James R. Goldman (2)	$—	—
Brian M. Hermelin	$96,020	2,000
Ronald A. Klein (2)	$—	—
Paul D. Lapides	$96,020	14,900
Clunet R. Lewis	$96,020	5,400
Ronald L. Piasecki	$96,020	9,900
Randall K. Rowe (2)	$—	—
Arthur A. Weiss	$96,020	5,900

(1)
The fair value associated with these awards was measured using the closing price of our common stock as of the grant date to calculate compensation cost, in accordance with FASB ASC Topic 718. Each director was granted 2,000 shares of restricted stock which will vest on February 12, 2017. For additional information on the valuation assumptions with respect to these grants, refer to Note 11 of our financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K.

(2) Messrs. Goldman, Klein and Rowe were appointed effective January 6, 2015.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The first matter to be considered at the Annual Meeting will be the election of ten directors. Our current directors are:

•	Stephanie W. Bergeron;

•	James R. Goldman;

•	Brian M. Hermelin;

•	Ronald A. Klein;

•	Paul D. Lapides;

•	Clunet R. Lewis;

•	Ronald L. Piasecki;

•	Randall K. Rowe;

•	Gary A. Shiffman; and

•	Arthur A. Weiss.

The term of each of our directors expires at the Annual Meeting, or until his or her successor is duly elected and qualified or until the earlier resignation or removal of such director.

Following the recommendation of the NCG Committee, the Board of Directors has nominated each of the following incumbent directors for election at the Annual Meeting:

•	Stephanie W. Bergeron;

•	James R. Goldman;

•	Brian M. Hermelin;

•	Ronald A. Klein;

•	Paul D. Lapides;

•	Clunet R. Lewis;

•	Ronald L. Piasecki;

•	Randall K. Rowe;

•	Gary A. Shiffman; and

•	Arthur A. Weiss.

Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until our 2016 annual meeting of stockholders or until his or her successor is duly elected and qualified or until the earlier resignation or removal of such director.

In the absence of directions to the contrary, proxies will be voted in favor of the election of the ten nominees named above.

Vote Required

A majority of the votes cast in person or by proxy at the Annual Meeting is required for the election of directors. Abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Because broker non-votes are not considered votes cast for or against a candidate, they will not be counted in determining which nominees receive a majority of votes cast. Although we know of no reason why any nominee would not be able to serve, if any nominee should become unavailable for election, the persons named as proxies will vote your shares of common stock to approve the election of any substitute nominee proposed by the Board.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each of the ten nominees named above.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF GRANT THORNTON LLP

The second proposal to be considered at the Annual Meeting will be the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. The Audit Committee has selected and appointed Grant Thornton LLP as our independent registered public accounting firm to audit its consolidated financial statements for the year ending December 31, 2015. Grant Thornton LLP has audited our consolidated financial statements since 2003. Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in our best interests and our stockholders. If our stockholders do not ratify the appointment of Grant Thornton, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of Grant Thornton LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Auditor Fees
Aggregate fees for professional services rendered by Grant Thornton, LLP, our independent auditors, for the years ended December 31, 2014 and 2013 were as follows:

Category	December 31, 2014	December 31, 2013
Audit Fees: For professional services rendered for the audit of our financial statements, the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, the reviews of the quarterly financial statements and consents	$560,329	$569,376
Audit-Related Fees: For professional services rendered for accounting assistance with new accounting standards and potential transactions and other SEC related matters	$143,988	$123,204
Tax Fees	$—	$—
All Other Fees	$—	$—

Auditor Fees Policy

The Audit Committee has a policy concerning the pre-approval of audit and non-audit services to be provided by our independent auditors. The policy requires that all services provided by the independent auditors to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. All of the services provided by our independent auditor in 2014 and 2013 including services related to audit, audit-related fees, tax fees and all other fees described above, were approved by the Audit Committee under its pre-approval policies.

Vote Required

A majority of the votes cast in person or by proxy at the Annual Meeting is required to ratify the selection of Grant Thornton LLP. Abstentions will not be counted as votes cast for this proposal and do not represent votes cast for or against the ratification of the selection of Grant Thornton LLP. In the absence of your voting instructions, your broker or nominee may vote your shares for this proposal in its discretion.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2015.

REPORT OF THE AUDIT COMMITTEE

The Board maintains an Audit Committee comprised of four of our directors. The directors who serve on the Audit Committee are all “independent” for purposes of the NYSE listing standards. The Audit Committee held four formal meetings and several informal meetings during the 2014 fiscal year.

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and Grant Thornton, LLP, our independent auditors, for the fiscal year ended December 31, 2014;

•
discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended, as adopted by the Public Company Accounting Oversight Board; and

•
received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 be filed with the SEC.

The Audit Committee has considered and determined that the level of fees of Grant Thornton LLP for provision of services other than the audit services is compatible with maintaining the auditor’s independence.

Respectfully Submitted,
Members of the Audit Committee:
Clunet R. Lewis (Chairman)
Stephanie W. Bergeron
James R. Goldman
Brian M. Hermelin

MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Officers

The persons listed below are our executive officers who served during the last completed fiscal year. Each is appointed by, and serves at the pleasure of, the Board.

Name	Age	Title
Gary A. Shiffman	60	Chairman and Chief Executive Officer
John B. McLaren	44	President and Chief Operating Officer
Karen J. Dearing	50	Executive Vice President, Treasurer, Chief Financial Officer and Secretary
Jonathan M. Colman	59	Executive Vice President

Background information for Gary A. Shiffman is provided above. Background information for the other three current executive officers is set forth below.

John B. McLaren has been in the manufactured housing industry since 1995. He has served as our President since February 2014 and as our Chief Operating Officer since February 2008. From February 2008 to February 2014, he served as an Executive Vice President of the Company. From August 2005 to February 2008, he was Senior Vice President of SHS with overall responsibility for home sales and leasing. Prior to that, Mr. McLaren was a Regional Vice President for Apartment Investment & Management Company (“AIMCO”), a Real Estate Investment Trust engaged in leasing apartments. Prior to AIMCO, Mr. McLaren spent approximately three years as Vice President of Leasing & Service for SHS with responsibility for developing and leading our Rental Program.

Karen J. Dearing joined us in October 1998 as the Director of Finance where she worked extensively with accounting and finance matters related to our ground up developments and expansions. Ms. Dearing became our Corporate Controller in 2002, a Senior Vice President in 2006, and Executive Vice President and Chief Financial Officer in February 2008. She is responsible for the overall management of our information technology, accounting and finance departments, and all internal and external financial reporting. Prior to working for us, Ms. Dearing had eight years of experience as the Financial Controller of a privately-owned automotive supplier and five years’ experience as a certified public accountant with Deloitte.

Jonathan M. Colman joined us in 1994 as Vice President-Acquisitions and became a Senior Vice President in 1995 and an Executive Vice President in March 2003. A certified public accountant, Mr. Colman has over thirty years of experience in the manufactured housing community industry. He has been involved in the acquisition, financing and management of over 75 manufactured housing communities for two of the 10 largest manufactured housing community owners, including Uniprop, Inc. during its syndication of over $90.0 million in public limited partnerships in the late 1980s. Mr. Colman is also a Vice President of all of our corporate subsidiaries.

To the best of our knowledge, as of the date of this Proxy Statement, there are no material proceedings to which any executive officer is currently a party, or has a material interest, adverse to us. To the best of our knowledge, except with respect to Mr. Shiffman (as described above), during the past ten years: (i) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer, (ii) no executive officer has been the subject of a or a party to any judicial or administrative proceedings relating to an alleged violation of (a) mail or wire fraud; (b) fraud in connection with any business entity; or (c) violations of federal or state securities, commodities, banking or insurance laws and regulations, and (iii) no executive officer has been the subject of a or a party to any sanction or order of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compensation Discussion and Analysis

Executive Summary

The goals and objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital to obtain the best possible economic results.

2014 Strong Performance

The company has continued to deliver strong corporate and stock price performance in 2014, including the following accomplishments:

•	Total Stockholder Return of 49.2% in 2014. Ranked #9 in the KeyBanc "The Leaderboard" publication out of 149 Equity REITs.

•
Acquired 33 manufactured housing and 6 recreational vehicle communities for over $740 million; a record amount of acquisitions for the Company. An additional $740 million was closed on January 6, 2015 which completed the final purchase of communities from the $1.3 billion American Land Lease transaction.

•	Achieved 4.7% growth in FFO per fully diluted share excluding certain items.

•	Raised over $560 million in equity capital through two common stock follow on offerings.

•	Achieved Same Site NOI growth of 7.7%.

•	Gained 1,890 revenue producing sites; a new single year record.

•	Sold 1,966 homes; a new single year record.

We have also achieved outstanding long term performance, as evident by our industry leading total shareholder returns. The following charts illustrate our aggregate returns compared against the MSCI US REIT Index, a commonly utilized index to measure performance across the broader REIT industry and the NAREIT Residential Index of which we are a member.

Compensation Philosophy and Objectives

The executive compensation program supports our commitment to providing superior stockholder value. This program is designed to:

•	attract, retain and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us;

•	base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success;

•	create a link between the performance of our stock and executive compensation; and

•	position executive compensation levels to be competitive with other similarly situated public companies including the real estate industry in general and manufactured housing REITs in particular.

Element	Compensation Objectives and Key Features
Base Salary	Fixed compensation component that provides a minimum level of cash to compensate the executive officer for the scope and complexity of his position.
Amounts based on an evaluation of the executive officer's experience, position and responsibility as well as intended to be competitive in the marketplace to attract and retain executives.
Annual Incentive Award
Variable cash compensation component that provides incentive and reward to our executive officers based on the Committee's subjective assessment of both annual corporate and individual performance using certain measures of performance.

Measures of corporate performance principally focused on funds from operations and other key operating metrics.
Long-Term Incentive	Variable equity compensation component that provides longer-term motivation which has the effect of linking stock price performance to executive compensation.
Restricted stock is also intended to provide post-retirement financial security in lieu of other forms of more costly supplemental retirement programs.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions regarding the compensation of executive officers, including cash-based and equity-based incentive compensation programs. The Compensation Committee reviews the performance, and determines the annual incentive compensation, of the Chief Executive Officer. The Compensation Committee and the Chief Executive Officer annually review the performance metrics of the short and long-term performance plans and the performance of the other executive officers. The conclusions reached and recommendations based on the reviews of the other executive officers, including with respect to annual incentive and equity award amounts, are presented by the Chief Executive Officer to the Compensation Committee, which can exercise its discretion in modifying any recommended incentive or equity awards.

Role of the Compensation Consultant

In 2015, we reviewed, and engaged, FPL Associates, LP, or FPL, a nationally-known executive compensation consulting firm specializing in the public REIT industry to assist us in evaluating the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our named executive officers. All executive compensation services provided by FPL were conducted under the direction or authority of the Compensation Committee. FPL had previously provided compensation consulting services to our Compensation Committee.

Use of Comparative Market Data

As requested by the Compensation Committee, in the early part of 2015, FPL reviewed the most recent publicly available information for peer group companies and focused on several main compensation components: base salary, target annual bonus, and long-term incentive awards (collectively “total remuneration”) both on an actual and target basis as well as per individual and in aggregate across the team. The Compensation Committee, in its discretion in setting the compensation elements and levels for the named executive officers, took into consideration this data, as well as other factors.

The information provided by FPL consisted of data from a peer group of companies with similarity to Sun Communities in terms of asset focus, geography, size, among other factors. The companies that comprised the peer group are highlighted below.

Company Name	Property Focus	Headquarters
Apartment Investment and Management Company	Multi-Family	Denver, CO
Associated Estates Realty Corporation	Multi-Family	Richmond Heights, OH
Brandywine Realty Trust	Office	Radnor, PA
Camden Property Trust	Multi-Family	Houston, TX
CubeSmart	Self-Storage	Malvern, PA
Education Realty Trust, Inc.	Student Housing	Memphis, TN
Equity LifeStyle Properties, Inc.	Manufactured home	Chicago, IL
Home Properties, Inc.	Multi-Family	Rochester, NY
Mid-America Apartment Communities, Inc.	Multi-Family	Memphis, TN
Post Properties, Inc.	Multi-Family	Atlanta, GA
Tanger Factory Outlet Centers, Inc.	Other Retail	Greensboro, NC
Weingarten Realty Investors	Shopping Center	Houston, TX

Our relative percentile rankings in comparison to these peers for number of employees, UPREIT market capitalization, total capitalization and total shareholder return are 56th percentile, 22nd percentile, 31st percentile and 96th percentile, respectively.

Compensation Processes

The Compensation Committee considers (a) internal equity among executive officers, (b) market data for the positions held by these executives, (c) each executive’s duties, responsibilities, and experience level, (d) each executive’s performance and contribution to our success, and (e) cost to us when determining levels of compensation. In order to implement our executive compensation philosophy, the Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for each fiscal year are generally made after the end of the fiscal year, after financial statements for such year become available. At that time, the Compensation Committee determines the annual incentive award, if any, for the past year’s performance, sets base salaries for those executive officers whose base salaries are not bound by employment agreements for the following fiscal year and makes awards of equity-based compensation, if any.

Advisory Vote on Executive Compensation

The Compensation Committee also considered the results of the advisory vote by shareholders on executive compensation, or the "say-on-pay" proposal, presented to shareholders at our July 22, 2014 Annual Meeting. As reported in our Form 8-K, filed with the SEC on July 23, 2014, approximately 87% of the shares that voted on the say-on-pay proposal approved our 2013 executive compensation. Based on the votes from our 2014 Annual Meeting, we will continue to offer an annual non-binding advisory vote on the executive compensation. Accordingly, the Compensation Committee made no direct changes to the Company's executive compensation program as a result of the say-on-pay vote and our executive compensation program for the year ended December 31, 2014 continued to focus on the factors and objectives described above.

2014 Compensation Decisions

Base Salary

Base salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers, and compensation provided at competitive companies and companies of similar size. The base salaries for the named executive officers for the year ended December 31, 2014, were paid in accordance with existing employment agreements.

Executive	2013 Base Salary	2014 Base Salary	Percent Change
Gary A. Shiffman	$671,111	$680,941	1.5%
John B. McLaren	$400,000	$425,000	6.3%
Karen J. Dearing	$352,980	$370,629	5.0%
Jonathan M. Colman	$75,000	$75,000	0.0%

Annual Incentive Award

Annual incentive awards are cash bonuses that motivate the executive officers to maximize our annual operating and financial performance and reward participants based on annual performance. The Compensation Committee annually reviews the performance measures for determining award levels which include individual performance, our performance against budget and growth in FFO per share, revenue producing sites and CNOI, in each case as measured against targets established by the Compensation Committee. A definition of FFO and NOI is included under the heading “Supplemental Measures” in Item 7 of our Annual Report on Form 10-K, and CNOI is described further below. The Compensation Committee, in its sole discretion, may make adjustments to the NAREIT definition of FFO in determining FFO performance targets and achievement.

We view, and believe our stockholders view, these measures as key operating metrics which are primary drivers of long-term TSR. In setting these goals, the budget level of payout is intended to represent performance at the midpoint of published guidance. Exceed and excel achievement levels are set at increasing levels of performance greater than our annual budget.

The following tables provide a summary of the various target levels that we established for 2014 compared to the actual results to evaluate the achievement of certain executive goals:

	Target Ranges
Achievement Level	FFO	CNOI(2)	Revenue Producing Sites (“RPS”)
Budget	$3.36 - $3.37	$255,846,871	1,920
Exceed	$3.38 - $3.39	$257,126,105	1,970
Excel	$3.40 or greater	$258,405,340	2,020

	Company Results
	Revised FFO(1)	CNOI(2)	Revenue Producing Sites (“RPS”)
Result	$3.41	$257,050,698	1,890
Achievement Level	Excel	Budget	Not achieved
(1) The reconciliation for Revised FFO as deemed by the Compensation Committee is below.

(2) CNOI is comprised of NOI/Gross Profit excluding any Gross Profit (Loss) on fixed asset home sales.

The following table provides information regarding the Compensation Committee’s calculation of Revised FFO (shown as diluted per share):

Year Ended December 31, 2014
Funds from operations (FFO)	$3.06
Acquisition related costs	0.41
Gain on settlement	(0.10)
Adjustment to reflect certain items including unbudgeted acquisitions and capital events	0.04
Revised FFO as deemed by the Compensation Committee	$3.41

Targets for FFO achievement were developed from the Company's budget including community acquisitions and common stock offerings completed through April 30, 2014. Adjustments were made to remove the operating results of and related effect of securities issued for properties acquired after April 30, 2014, the effect of securities issued in our September 2014 follow-on offering, the effect of securities issued through our ATM program and certain unbudgeted expenses incurred to prepare for the integration of the American Land Lease properties.

We achieved Revised FFO/share of $3.41 as adjusted by the Compensation Committee and as such Messrs. Shiffman and McLaren and Ms. Dearing received an incentive payout at the maximum/excel level with respect to this target.

		Bonus Opportunity (as a % of Salary)
Executive	2014 Base Salary	Budget	Exceed	Excel
Gary A. Shiffman(1)	$680,941	30%	60%	100%
John B. McLaren(2)	$425,000	30%	60%	100%
Karen J. Dearing(1)	$370,629	30%	60%	100%
(1) The Compensation Committee has the discretion to award the CEO and CFO a cash bonus in any amount up to a maximum of 25% of their base salary.
(2) The Compensation Committee has the discretion to award the COO a cash bonus in any amount up to a maximum of 50% of his base salary.

The annual incentive is earned based upon five metrics across the CEO, COO, and CFO; however, the weighting varies based on the line of sight and impact of each executive.

	Performance Metrics
Executive	Achievement of individual goals	Company achievement of FFO	CNOI	Achievement of Revenue Producing Sites (“RPS”)	Compensation Committee Discretion
Gary A. Shiffman	25%	50%	—	—	25%
John B. McLaren	—	20%	25%	5%	50%
Karen J. Dearing	25%	50%	—	—	25%

The individual goals for Mr. Shiffman were focused on strategic leadership of the organization and communication of our mission and values, implementation of systems and processes that assure physical, financial and human resources of our organization, providing strategic planning and guidance for growth through acquisitions and expansions and opportunistically accessing capital markets to fund growth and strengthen the balance sheet.

The individual goals for Ms. Dearing were focused on evaluation and implementation of strategies associated with our capital requirements and structure including debt and equity transactions, effectively leading our accounting, tax and information technology departments, and creating and communicating along with the other executive officers, our strategic vision. The Compensation Committee determined that for fiscal year 2014 both Mr. Shiffman and Ms. Dearing “excelled” in the achievement of their individual goals and as such, achieved annual incentive awards of $170,235 and $92,657, respectively, for the achievement of this target. Both Mr. Shiffman and Ms. Dearing received the excel level award for the achievement of FFO and as such, achieved annual incentive awards of $340,471 and $185,315, respectively, for the achievement of this target.

Based on the results achieved in 2014, including significant community acquisitions, community dispositions, financing transactions, equity transactions and diligent management of the Company's balance sheet, the Compensation Committee, elected to exercise its sole discretion to award Mr. Shiffman and Ms. Dearing additional discretionary amounts of $170,235 and $92,657, respectively, bringing their total annual incentive bonuses to $680,941 and $370,629, respectively.

Combined net operating income (CNOI) for this purpose may not be the same as net operating income as disclosed in our financial statements included in our Annual Report on Form 10-K as certain items that are not under Mr. McLaren’s control or that are recorded solely for GAAP financial purposes are excluded from the computation of combined net operating income. CNOI also excludes any gain or loss from the sale of homes which were depreciated assets utilized in our home rental program. Mr. McLaren achieved the budget level award for CNOI, the excel level award for FFO and did not achieve an annual incentive award for the achievement of revenue producing sites. The Compensation Committee, in its sole discretion, elected to award Mr. McLaren a discretionary bonus of $212,500 due to his significant efforts with respect to our core portfolio, acquired communities and leadership of the operations, sales and human resource departments.

In summary, the three executives earned total annual cash incentives as shown in the table below.

Executive	Actual Amount Earned
Gary A. Shiffman	$680,941
John B. McLaren	$329,375
Karen J. Dearing	$370,629

For Jonathan M. Colman:

Mr. Colman’s annual incentive award is determined in the sole discretion of the CEO and recommended to the Compensation Committee after review of his overall responsibilities, his individual performance during the year, the annual incentives of the other executive officers and his overall compensation. For the fiscal year 2014, the CEO recommended and the Compensation Committee approved an annual incentive award of $1,000,000 related to his work on the acquisition of the 39 communities completed in 2014, and the 26 communities completed on January 6, 2015, including the $1.3 billion ALL acquisition, and the disposition of 11 communities.

Long-term Incentive Award

Long-term equity incentive awards are provided to the executive officers in order to increase their personal stake in our success and motivate them to enhance our long-term value while better aligning their interests with those of other stockholders. Equity awards are generally awarded in the form of restricted stock although stock options are utilized from time to time. The value of the restricted shares awarded is the price of a share of our stock as of the close of business on the grant date. On an annual basis the Compensation Committee reviews and approves the equity incentives to be issued to each of the executive officers for the prior year’s performance. There is no established target for long-term equity incentive awards for any of the executive officers either as a dollar value or percentage of their total compensation. Rather, the Compensation Committee reviews this component of each executive officer’s total compensation on an annual basis. As such, during the year ended December 31, 2014, the Compensation Committee awarded 5,000, 20,000, 8,000 and 25,000 shares of restricted stock to Messrs. Shiffman, McLaren, Colman and Ms. Dearing, respectively. In determining the share award, the committee evaluated the outstanding shareholder return achieved and all other 2014 performance accomplishments, as well as total shareholder return, acquisition activity, balance sheet management and capital raising events achieved during the prior three years. Restricted stock awards generally begin to vest after three to four years from the date of grant and then vest over the following four to five years. Our executive officers (as well as our employees that receive restricted stock awards) receive distributions on the restricted stock awards that have been granted to date, including restricted stock awards that have not vested.

Employment Agreements

Gary A. Shiffman

In June 2013, we entered into an employment agreement with Gary A. Shiffman, under which he serves as our Chief Executive Officer. The employment agreement was amended in July 2014. He also served as our President until February 2014. Mr. Shiffman's employment agreement has an initial term ending June 20, 2018, and will be automatically renewed for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to this employment agreement, Mr. Shiffman's initial annual base salary was $671,000, which amount is increased by an annual cost of living adjustment on January 1 of each year of the term. Mr. Shiffman's base salary for 2014 was $680,941. In addition to his base salary, we may pay Mr. Shiffman annual incentive compensation in an amount up to 100% of his then current base salary, as follows: (i) if, in the sole discretion of the Compensation Committee of our Board, Mr. Shiffman fulfills his annual individual goals and objectives as approved by the Compensation Committee, he will receive incentive compensation in the amount of 25% of his then current base salary; (ii) if, in the sole discretion of the Compensation Committee, the Company achieves the FFO and financial budget objectives approved by our Board at the beginning of the applicable year, Mr. Shiffman will receive incentive compensation in the amount of 50% of his then current base salary; and (iii) the remaining 25% of the incentive compensation may be awarded to Mr. Shiffman in the sole discretion of the Compensation Committee for extraordinary performance during the applicable year. Incentive compensation paid or payable to Mr. Shiffman under the employment agreement shall not be deemed to be fully earned and vested, and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules promulgated thereunder or the rules and regulations of the New York Stock Exchange. Mr. Shiffman's incentive-based compensation, including equity-based incentive compensation, is also subject to our Executive Compensation "Clawback" Policy (the "Clawback Policy"), under which the Compensation Committee may seek recoupment of incentive compensation if any of our officers engages in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of our financial results in order to comply with federal securities laws. The non-competition clauses of Mr. Shiffman’s employment agreement preclude him from engaging, directly or indirectly: (a) in the real estate business or any other business competitive with our business during the period he is employed by us; and (b) in the manufactured housing community business or any other business competitive with our business for a period of 18 months following the period he is employed by us. However, Mr. Shiffman’s employment agreement does allow him to make passive investments relating to real estate in general. See "Change in Control and Severance Agreements" for a description of the terms of Mr. Shiffman's employment agreement relating to change in control and severance payments.

In connection with the execution of the employment agreement, and pursuant to a restricted stock award agreement, we also issued Mr. Shiffman 250,000 restricted shares of our common stock. Additional information about this award may be found in the section, "Grants of Plan Based Awards" contained in this document.

A copy of Mr. Shiffman’s employment agreement is attached as an exhibit to our periodic filings under the Exchange Act.

John B. McLaren

On March 7, 2011, with an effective date of January 1, 2011, we entered into an employment agreement with John B. McLaren pursuant to which Mr. McLaren serves as our Chief Operating Officer. The employment agreement was amended in July 2014. Since February 2014, he has also served as our President. Prior to that, he was our Executive Vice President. Mr. McLaren’s employment agreement is for an initial term ending on December 31, 2015. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Mr. McLaren is paid an annual base salary of $345,000 in the first year, $375,000 in the second year, $400,000 in the third year, and $425,000 thereafter, subject to adjustments in accordance with the annual cost of living. Upon signing the employment agreement, Mr. McLaren was paid a one-time signing bonus of $150,000. In addition to his base salary and in accordance with the terms of his employment agreement and sole discretion of the Compensation Committee, Mr. McLaren is eligible for annual incentive compensation of up to 50% of his base salary if certain annual individual and/or Company performance criteria, as established by the Compensation Committee in its sole discretion, are met and up to 50% of his base salary at the sole discretion of the Compensation Committee. Incentive compensation paid or payable to Mr. McLaren under the employment agreement shall not be deemed to be fully earned and vested, and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules promulgated thereunder or the rules and regulations of the New York Stock Exchange. Mr. McLaren's incentive-based compensation, including equity-based incentive compensation, is also subject to our Clawback Policy, under which the Compensation Committee may seek recoupment of incentive compensation if any of our officers engages in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of our financial results in order to comply with federal securities laws. The non-competition clauses of Mr. McLaren’s employment agreement preclude him from engaging, directly or indirectly, in the development, ownership, leasing, management, financing, or sales of manufactured housing communities or manufactured homes anywhere in the continental United States or Canada during the period he is employed by us and for a period of up to twenty four months following the period he is employed by us; provided, however, that if Mr. McLaren is terminated without “cause” the period of non-competition shall be reduced to twelve months following the period he is employed by us. Notwithstanding, Mr. McLaren’s employment agreement does allow him to make passive investments in publicly-traded entities engaged in our business during the period he is employed by us. See “Change in Control and Severance Payments” for a description of the terms of Mr. McLaren's employment agreement relating to change of control and severance payments.

A copy of Mr. McLaren’s employment agreement is attached as an exhibit to our periodic filings under the Exchange Act.

Karen J. Dearing

On March 7, 2011, with an effective date of January 1, 2011, we entered into an employment agreement with Karen J. Dearing pursuant to which Ms. Dearing serves as our Executive Vice President, Chief Financial Officer, Secretary, and Treasurer. The employment agreement was amended in July 2014. Ms. Dearing’s employment agreement is for an initial term ending on December 31, 2015. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Ms. Dearing is paid an annual base salary of $335,000 thereafter, subject to adjustments in accordance with the annual cost of living provided that if the base salary for the calendar year 2014 is less than 115% of the base salary for calendar year 2011, for 2014 and 2015 only, the annual increase in the base salary shall be the greater of five percent or the otherwise applicable cost of living adjustment. Upon signing the employment agreement, Ms. Dearing was paid a one-time signing bonus of $150,000. In addition to her base salary and in accordance with the terms of her employment agreement and in sole discretion of the Compensation Committee, Ms. Dearing is eligible for annual incentive compensation of up to 50% of her base salary if certain annual individual and/or Company performance criteria, as established by the Compensation Committee in its sole discretion, are met and up to 50% of her base salary at the sole discretion of the Compensation Committee. Incentive compensation paid or payable to Ms. Dearing under the employment agreement shall not be deemed to be fully earned and vested, and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules promulgated thereunder or the rules and regulations of the New York Stock Exchange. Ms. Dearing's incentive-based compensation, including equity-based incentive compensation, is also subject to our Clawback Policy, under which the Compensation Committee may seek recoupment of incentive compensation if any of our officers engages in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of our financial results in order to comply with federal securities laws. The non-competition clauses of Ms. Dearing’s employment agreement preclude her from engaging, directly or indirectly, in the development, ownership, leasing, management, financing, or sales of manufactured housing communities or manufactured homes anywhere in the continental United States or Canada during the period she is employed by us and for a period of up to twenty four months following the period she is employed by us; provided, however, that if Ms. Dearing is terminated without “cause” the period of non-competition shall be reduced to twelve months following the period she is employed by us. Notwithstanding, Ms. Dearing’s employment agreement does allow her to make passive investments in publicly-traded entities engaged in our business during the period she is employed by us. See “Change in Control and Severance Payments” for a description of the terms of Ms. Dearing's employment agreement relating to change of control and severance payments.

A copy of Ms. Dearing’s employment agreement is attached as an exhibit to our periodic filings under the Exchange Act.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility on our tax return of compensation over $1.0 million to any of our named executive officers. We believe that, because we qualify as a REIT under the Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) has not and will not generally affect our net income. However, to the extent that compensation does not qualify for deduction of section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that section 162(m) has materially affected or will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, section 162(m) is not a significant factor in the Compensation Committee’s compensation policy and practices. In 2014, we paid $18,050 to Mr. Shiffman and $55,890 to Mr. McLaren that was subject to section 162(m).

409A Considerations

We have also taken into consideration Code Section 409A in the design and implementation of our compensation programs. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Risks Arising from Compensation Policies and Practices

Our senior management has assessed the enterprise-wide risks facing us and processes and procedures to mitigate such risks. In connection with such enterprise risk management process, our compensation programs were assessed, including program features that could potentially encourage excessive or imprudent risk taking and the specific aspects of our compensation policies and procedures which mitigate some of the material risks that might otherwise arise from such policies and procedures. Following this review, our management, Compensation Committee and full Board of Directors affirmatively determined that there were no risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table includes information concerning compensation for our named executive officers for the fiscal year ended December 31, 2014:

Name and Principal Position	Year	Salary	Bonus (1)		Stock Awards (2)	All Other Compensation (3)	Total
Gary A. Shiffman, Chairman,	2014	$680,941	$680,941		$249,200	$46,854	$1,657,936
Chief Executive Officer, and	2013	$671,111	$335,556		$13,717,600	$49,249	$14,773,516
President (4)	2012	$657,500	$315,000		$769,200	$59,666	$1,801,366

John B. McLaren, Executive Vice	2014	$425,000	$329,375		$996,800	$3,237	$1,754,412
President and Chief Operating	2013	$400,000	$200,000		$685,350	$3,691	$1,289,041
Officer (4)	2012	$375,000	$150,000		$408,000	$5,279	$938,279

Karen J. Dearing, Executive Vice	2014	$370,629	$370,629		$1,246,000	$6,866	$1,994,124
President, Treasurer, Chief	2013	$352,980	$176,490		$685,350	$3,753	$1,218,573
Financial Officer and Secretary	2012	$345,720	$135,000		$204,000	$5,502	$690,222

Jonathan M. Colman, Executive	2014	$75,000	$1,134,000	(5)	$384,080	$1,830	$1,594,905
Vice President	2013	$75,000	$265,000	(6)	$137,070	$2,759	$479,823
	2012	$195,388	$175,000		$—	$2,982	$373,370

(1)
See “2014 Compensation” above for additional information regarding annual incentive payments awarded in 2014. Although the annual incentive payments were earned for 2014, 2013 and 2012 such payments were made in 2015, 2014 and 2013, respectively. The amount included in 2014 for Mr. Colman is acquisition related incentive compensation of which $1,000,000 was earned for 2014, but paid in 2015.

(2)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 11 of our financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K.

(3)
Includes matching contributions to our 401(k) plan of $524, $2,958, $1,552 and $1,460 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing, respectively; for the year ended December 31, 2014. Includes matching contributions to our 401(k) plan of $3,253, $3,412, $2,480 and $3,251 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing, respectively, for the year ended December 31, 2013. Includes matching contributions to our 401(k) plan of $5,000, $5,000, $2,703 and $5,000 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing, respectively, for the year ended December 31, 2012. Also includes premiums for life insurance and accidental death and disability insurance in the amount of $279 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing for the years ended December 31, 2014, 2013 and 2012. Includes perquisites for sporting and/or entertainment events valued in the amounts of $1,552 and $5,128 for Mr. Shiffman and Ms. Dearing, respectively, for the year ended December 31, 2014. Includes perquisites for sporting events and/or entertainment valued in the amounts of $2,717 and $223 for Mr. Shiffman and Ms. Dearing, respectively, for the year ended December 31, 2013. Includes perquisites for sporting events and/or entertainment valued in the amounts of $8,637 and $223 for Mr. Shiffman and Ms. Dearing for the year ended December 31, 2012. Includes $44,500, $43,000 and $45,750 paid to Mr. Shiffman by Origen Financial, Inc. for service on its Board of Directors for the years ended December 31, 2014, 2013 and 2012, respectively.

(4)	Mr. McLaren was appointed to replace Mr. Shiffman as President of the Company in February 2014.

(5)	Includes community acquisition and disposition related incentive compensation of which $1,000,000 was earned in 2014, but paid in 2015.

(6)	Includes community acquisition related incentive compensation of which $135,000 was earned in 2013, but paid in 2014.

Grants of Plan Based Awards

We made the following grants of restricted shares of our common stock to certain named executive officers in 2014. The shares granted on June 30, 2014 to Messrs. Shiffman and McLaren and Ms. Dearing vest 20% on June 30, 2018, 30% on June 30, 2019, 35% on June 30, 2020, 10% on June 30, 2021 and five percent on June 30, 2022. The shares granted on February 12, 2014 to Mr. Colman vest 20% on February 12, 2018, 30% on February 12, 2019, 35% on February 12, 2020, 10% on February 12, 2021 and five percent on February 12, 2022.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Grant Date Fair Value of Stock Option Awards (1)
Gary A. Shiffman	6/30/2014	5,000	$249,200

John B. McLaren	6/30/2014	20,000	$996,800

Karen J. Dearing	6/30/2014	25,000	$1,246,000

Jonathan M. Colman	2/12/2014	8,000	$384,080
(1) Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.

Additionally, in July 2014, we entered into an Amended and Restated Restricted Stock Award Agreement with Mr. Shiffman, which amended and restated in its entirety the Restricted Stock Award Agreement dated June 20, 2013 between us and Mr. Shiffman. Under the original stock award agreement, we granted Mr. Shiffman 250,000 restricted shares of our common stock, of which 175,000 restricted shares were awarded in respect of the performance of Mr. Shiffman and the company over the prior three years and 75,000 restricted shares were awarded to induce Mr. Shiffman to execute a new five-year employment agreement. All of these restricted shares were scheduled to vest over time through June 2020. The restated stock award agreement amended the vesting schedule of the restricted shares, of which 100,000 restricted shares are now subject to performance vesting and the remaining 150,000 shares will vest over time through June 2020.

If certain market performance criteria established by the Compensation Committee relative to the Company’s common stock for the applicable three-year measurement period are satisfied, up to 50,000 of the shares subject to performance vesting will vest as follows, provided that Mr. Shiffman is employed by the Company or any of its affiliates on the applicable vesting dates:

Measurement Period	Vesting Date	Shares Vested
January 1, 2013 through December 31, 2015	March 1, 2016	Up to 16,667
January 1, 2014 through December 31, 2016	March 1, 2017	Up to 16,667
January 1, 2015 through December 31, 2017	March 1, 2018	Up to 16,666

The market performance criteria is based (i) 50% on the absolute total stockholder return on the Company’s common stock during the applicable three-year measurement period above, and (ii) 50% on the total stockholder return on the Company’s common stock during the applicable three-year measurement period relative to the total stockholder return during such period of the MSCI US REIT Index.

Total stockholder return is calculated using the average closing sales price of our common stock (as reported on the NYSE) for the 20 trading days immediately preceding and including the first day and the last day of the applicable three-year measurement period. The following tables detail the market performance criteria applicable to each three-year measurement period. If the minimum performance level for each metric is met, the award is pro-rated between vesting levels.

Metric	Performance Level	Earned %
Absolute Cumulative TSR (Weight 50%)	less than 21%	0%
	21.0%	50%
	27.0%	75%
	33.0%	90%
	36.0%	100%

Relative TSR vs. MSCI US REIT Index (Weight 50%)	Below index	0%
	Index	50%
	Index + 1%	75%
	Index + 2%	85%
	Index +3%	100%

If certain Company financial performance criteria established by the Compensation Committee for the applicable calendar year are satisfied, up to 50,000 of the shares subject to performance vesting will vest as follows, provided that Mr. Shiffman is employed by the Company or any of its affiliates on the applicable vesting dates:

Measurement Period	Vesting Date	Shares Vested
January 1, 2014 through December 31, 2014	March 1, 2015	10,938
January 1, 2015 through December 31, 2015	March 1, 2016	Up to 12,500
January 1, 2016 through December 31, 2016	March 1, 2017	Up to 12,500
January 1, 2017 through December 31, 2017	March 1, 2018	Up to 12,500

The financial performance criteria is based (i) 50% on certain Company FFO growth targets for the applicable calendar year, and (ii) 50% on certain Company same-site NOI growth targets for the applicable calendar year.

On March 1, 2015, 10,938 of the 12,500 shares subject to vesting on that date vested, and the remaining 1,562 shares were forfeited. The following table includes details of the specific performance criteria and actual results with regard to such criteria:

Potential Shares	Performance Metric	Vesting Opportunity					Shares Vested
6,250	FFO Growth	less than 2%	2.1 - 3%	3.1 - 4%	4.1 - 5%	greater than 5%
		—%	33%	50%	75%	100%
	Result				4.7%		4,688

6,250	Same Site NOI Growth	less than 3%	3.1 - 4%	4.1 - 5%	5.1 - 6%	greater than 6%
		—%	33%	50%	75%	100%
	Result					7.7%	6,250
12,500							10,938

The 150,000 shares subject to time vesting will vest as follows:

(1)	52,500 shares will vest on June 20, 2016;

(2)	52,500 shares will vest on June 20, 2017;

(3)	30,000 shares will vest on June 20, 2018;

(4)	7,500 shares will vest on June 20, 2019; and

(5)	7,500 shares will vest on June 20, 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the value of all restricted share awards previously granted our named executive officers. None of the named executive officers hold any unexercised options.

Outstanding Equity Awards at Fiscal Year-End as of December 31, 2014

	Share Awards (1)
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (2)
Gary A. Shiffman	20,000	$1,209,200	(3)
	50,000	$3,023,000	(4)
	20,000	$1,209,200	(5)
	40,000	$2,418,400	(6)
	150,000	$9,069,000	(7)
	5,000	$302,300	(8)
	50,000	$3,023,000	(9)
	50,000	$3,023,000	(10)

John B. McLaren	1000	$60,460	(11)
	3,334	$201,574	(3)
	12,500	$755,750	(12)
	7,500	$453,450	(4)
	10,000	$604,600	(13)
	15,000	$906,900	(6)
	20,000	$1,209,200	(8)

Karen J. Dearing	1,000	$60,460	(11)
	3,334	$201,574	(3)
	7,500	$453,450	(12)
	10,000	$604,600	(4)
	5,000	$302,300	(13)
	15,000	$906,900	(6)
	25,000	$1,511,500	(8)

Jonathan M. Colman	3000	$181,380	(6)
	8,000	$483,680	(14)
 (1)    All share awards begin to vest after either the third or fourth anniversary of the date of grant.

(2)	Value based on $60.46, the closing price of our common stock on NYSE on December 31, 2014.

(3)	The shares will vest on July 29, 2015.

(4)	One-third of the shares vest on each of May 6, 2015, May 6, 2016 and May 6, 2017.

(5)	One-third of the shares vest on each of December 14, 2016, December 14, 2017 and December 14, 2018.

(6)	One-third of the shares will vest on each of February 15, 2017, February 15, 2018 and February 15, 2019.

(7)
Thirty-five percent of the shares will vest on June 20, 2016, 35% of the shares will vest on June 20, 2017, 20% of the shares will vest on June 20, 2018 and 5% of the shares will vest on each of June 20, 2019 and June 20, 2020.

(8)
Twenty percent of the shares will vest on June 30, 2018, 30% of the shares will vest on June 30, 2019, 35% of the shares will vest on June 30, 2020, 10% of the shares will vest on June 30, 2021 and 5% of the shares will vest on June 30, 2022.

(9)	One-fourth of the shares will vest on each of March 1, 2015, March 1, 2016, March 1, 2017 and March 1, 2018 based on certain performance conditions.

(10)	One-third of the shares will vest on each of March 1, 2016, March 1, 2017 and March 1, 2018 based on certain market conditions.

(11)	The shares will vest 500 on February 5, 2015 and 500 on February 5, 2018.

(12)	One-third of the shares vest on each of January 1, 2015, January 1, 2016 and January 1, 2017.

(13) Twenty percent of the shares vest on February 20, 2016, 30% of the shares vest on February 20, 2017, 35% of the shares vest on February 20, 2018, 10% of the shares vest on February 20, 2019 and 5% of the shares vest on February 20, 2020.

(14) Twenty percent of the shares will vest on February 12, 2018, 30% of the shares will vest on February 12, 2019, 35% of the shares will vest on February 12, 2020, 10% of the shares will vest on February 12, 2021 and 5% of the shares will vest on February 12, 2022.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth certain information concerning shares held by our named executive officers that vested during the fiscal year ended on December 31, 2014:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Gary A. Shiffman	3,502	$177,446
	20,000	1,055,600

John B. McLaren	2,000	$94,000
	3,333	$175,916

Karen J. Dearing	2,000	$94,000
	3,333	$175,916

Jonathan M. Colman	500	$23,805
  (1) Value based on the average of the high and low of the share price on the vesting date, or the next business day if the vesting date was on a weekend.

Change in Control and Severance Payments

Under their employment agreements, we are obligated to make severance and change in control payments to Mr. Shiffman, Mr. McLaren and Ms. Dearing under certain circumstances. If any such executive is terminated without “cause” or for "good reason" as defined in his or her employment agreement, he or she is entitled to any accrued but unpaid salary, incentive compensation and benefits through the effective date of termination. In addition, subject to the execution of a general release and continued compliance with his or her non-competition and confidentiality covenants, Mr. Shiffman is entitled to a continuation of salary for up to 18 months after termination, and each of Ms. Dearing and Mr. McLaren is entitled to a continuation of salary for up to 12 months after termination. If Mr. Shiffman’s, Mr. McLaren’s or Ms. Dearing’s employment is terminated due to death or disability, he or she or his or her successors and assigns, is entitled to any accrued but unpaid salary, incentive compensation and benefits through the effective date of termination. In addition, Mr. Shiffman, Mr. McLaren and Ms. Dearing are entitled to a continuation of salary for up to 24 months after death or disability.

If there is a change of control of the Company and any of the following events has occurred: (i) we terminate the employment of Mr. Shiffman, Mr. McLaren or Ms. Dearing without "cause" (as defined in his or her employment agreement) within two years after the date of such change of control, (ii) any of Mr. Shiffman, Mr. McLaren or Ms. Dearing terminate his or her employment for "good reason" (as defined in his or her employment agreement) within two years after the date of such change or control, or (iii) the form of such change of control transaction is a sale by the Company of all or substantially all of its assets and the Company or its successor does not expressly assume the employment agreement of Mr. Shiffman, Mr. McLaren or Ms. Dearing, then we are obligated to pay Mr. Shiffman, Mr. McLaren or Ms. Dearing, as applicable, an amount equal to 2.99 times his or her then current base salary, and to continue to provide him or her health and insurance benefits for up to one year. In addition, in the case of any such triggering event, all stock options or other stock based compensation awared to Mr. Shiffman, Mr. McLaren, or Ms. Dearing will become fully vested and immediately exercisable and may be exercised by him or her at any time within one year after the triggering event.

Under any of the foregoing events of termination or change of control, all stock options and other stock based compensation awarded to the applicable executive shall become fully vested and immediately exercisable.

The following tables describe the potential payments upon termination without cause, a termination due to death or disability or after a change of control (and associated termination of the executives) for the following named executive officers:

Termination Without Cause

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$1,021,412	$23,277,100	$—	$24,298,512
John B. McLaren	$425,000	$4,191,934	$—	$4,616,934
Karen J. Dearing	$370,629	$4,040,784	$—	$4,411,413
Jonathan M. Colman	$—	$—	$—	$—

Termination Due to Death or Disability

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$1,361,882	$23,277,100	$—	$24,638,982
John B. McLaren	$637,500	$4,191,934	$—	$4,829,434
Karen J. Dearing	$741,258	$4,040,784	$—	$4,782,042
Jonathan M. Colman	$—	$665,060	$—	$665,060

Change of Control

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$2,036,014	$23,277,100	$10,899	$25,324,013
John B. McLaren	$1,270,750	$4,191,934	$279	$5,462,963
Karen J. Dearing	$1,108,181	$4,040,784	$10,899	$5,159,864
Jonathan M. Colman	$—	$665,060	$—	$665,060
(1) Assumes a termination on December 31, 2014 and payments based on base salary without taking into account any accrued incentive based compensation as of December 31, 2014 for each executive for the periods specified above.

(2)	Calculated based on a termination as of December 31, 2014 and the fair market value of our common stock on NYSE as of December 31, 2014.

(3)	Reflects continuation of health benefits, life insurance and accidental death and disability insurance for the periods specified above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Brian M. Hermelin, Paul D. Lapides, Clunet R. Lewis and Ronald L. Piasecki served as members of the Compensation Committee of our Board during 2014. None of the members of the Compensation Committee has been or will be one of our officers or employees. We do not have any interlocking relationships between our executive officers and the Compensation Committee and the executive officers and compensation committees of any other entities, nor has any such interlocking relationship existed in the past.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
Members of the Compensation Committee:
Brian M. Hermelin (Chairman)
Paul D. Lapides
Clunet R. Lewis
Ronald L. Piasecki

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The third proposal to be considered at the Annual Meeting will be a non-binding advisory vote on executive compensation. Section 14A of the Exchange Act requires us to allow stockholders an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in this Proxy Statement. The following proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2014 executive compensation programs and policies and the compensation paid to our “named executive officers” listed in the Summary Compensation Table below.

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the SEC’s rules and regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is, hereby approved on an advisory basis.”

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital to obtain the best possible economic results. The compensation of our executive officers reflects the success of our management team in attaining certain operational goals which leads to the success of the company and serves the best interests of our stockholders.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with our interests and the interests of our stockholders, and is consistent with our commitment to high standards of corporate governance.

Vote Required

Advisory approval of this say on pay proposal requires the affirmative vote of holders of a majority of all the votes cast in person or by proxy at the Annual Meeting. Abstentions will not be counted as votes cast for the say on pay proposal and do not represent votes cast for or against the advisory approval of the proposal. Brokers are not empowered to vote on the say on pay proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast on the say on pay proposal, they will not be counted in determining whether the say on pay proposal is approved. Because the vote on this proposal is non-binding and advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board; it will not create or imply any additional fiduciary duty on the part of the Board; and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the executive compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL NO. 4

APPROVAL OF THE SUN COMMUNITIES, INC. 2015 EQUITY INCENTIVE PLAN

Introduction

We are asking you to approve the 2015 Plan. Subject to stockholder approval, the Board approved the 2015 Plan on April ___, 2015. The 2015 Plan is intended to replace our 2009 Equity Incentive Plan (the “2009 Plan”).  If the 2015 Plan is approved by our stockholders, it will become effective on the day of the Annual Meeting.  We intend to register shares available for issuance under the 2015 Plan on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as is practicable if we receive stockholder approval.

The provisions of the 2015 Plan are generally consistent with the provisions of the 2009 Plan, except that the 2015 Plan:

•	reserves for issuance up to a total of 1,750,000 shares of our common stock, and replaces the 2009 Plan (and cancels all remaining shares of common stock issuable thereunder); and

•	contains certain technical updates and revisions.

By approving the 2015 Plan, the stockholders will be approving, among other things:

•	the general eligibility requirements for participation in the 2015 Plan;

•	the types of stock−based awards that may be granted under the 2015 Plan; and

•	the maximum number of shares for which stock−based awards may be granted under the 2015 Plan.

In determining the number of shares to be authorized under the proposed 2015 Plan the Board considered the purposes of the plan, as well as its cost:

•
Equity Compensation. The Company operates in a competitive market and its success depends in large part on its ability to attract, retain and reward talented and competent employees. To be able to do so, the Company must offer competitive compensation. The Board believes that the 2015 Plan will serve a critical role in attracting and motivating valuable employees that will be essential to the future success of the Company.

•
Dilution/Overhang. The estimated dilution, based on the shares requested (1,750,000), outstanding shares under the 2009 Plan (659,743), and outstanding options under the 2009 Plan (0), is approximately 4.3% as of April ___, 2015.

•
Burn Rate. As shown in the following table, the Company's three-year average annual burn rate is 1.4%, well below the Institutional Shareholder Services, Inc. ("ISS") burn rate cap of 2.71% applied to our industry.

Year	Options Granted	Full Value Awards Granted	Unadjusted Total	Adjusted Total(1)	Weighted Average Number of Common Shares Outstanding (2)	Unadjusted Burn Rate = Unadjusted Total/Common Shares Outstanding	Adjusted Burn Rate = Adjusted Total/Common Shares Oustanding
	(a)	(b)	(a)+(b)
2014	0	$117,250	$117,250	$351,750	44,117,571	0.3%	0.8%
2013	0	$371,300	$371,300	$1,113,900	36,801,536	1.0%	3.0%
2012	0	$44,600	$44,600	$133,800	29,325,602	0.2%	0.5%

				3 year average		0.5%	1.4%
(1) Adjusted total includes the "Full Value Awards Granted" column as adjusted to reflect that Institutional Shareholder Services, Inc. (ISS) considers full-value awards to be more valuable than stock options. The adjustment is made based on the Company's three year stock price volatility, such that 1 full-value award will count as 3.0 option shares.

(2) Includes weighted average common operating partnership units and common stock.

The material features of the 2015 Plan are summarized below. This description is qualified in its entirety by reference to the 2015 Plan, attached as Appendix A to this Proxy Statement.

Summary of the 2015 Plan
The following summary of the 2015 Plan is qualified in its entirety by the specific language of the 2015 Plan.

General. The purpose of the 2015 Plan is to provide certain key employees of the Company with an additional incentive to promote the Company’s financial success and to provide an incentive which the Company may use to induce able persons to enter into or remain in the employment of the Company or a subsidiary of the Company by providing such persons an opportunity to acquire or increase his or her direct proprietary interest in the operations and future of the Company.

Administration; No Repricing. The administrator of the 2015 Plan shall be a committee of three or more directors of the Company with authority to act as provided in Rule 16b−3 promulgated by the SEC under Section 16 of the Exchange Act of 1934, as amended, as currently in effect and as it may be amended from time to time, and any successor rule, and shall be elected or appointed by the Board of the Directors. Until changed by the Board, the Administrator shall be the Compensation Committee of the Board. Subject to other terms and conditions of the 2015 Plan, the administrator has the full and final authority to, among other things,: (i) designate participants in the 2015 Plan; (ii) determine the options and/or stock-based rights granted to participants; (iii) determine the maximum number of shares of common stock subject to any award; and (iv) establish the terms and conditions of each award. Neither the Board nor the administrator will have the authority to take any of the following actions unless our stockholders have approved such action: (i) reduce the purchase price or exercise price of any outstanding the option or stock appreciation right; (ii) subject to certain exceptions related to capital events, cancel any outstanding option or stock appreciation right in exchange for, or replace any outstanding option or stock appreciation right with, cash, another award or any other consideration from us unless specifically provided for by the terms of the 2015 Plan; or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

Shares Issuable. The maximum number of shares of the common stock that may be issued under the 2015 Plan through awards is 1,750,000 shares of our common stock. The aggregate number of shares to be issued under the 2015 Plan, will be adjusted in accordance with the terms of the 2015 Plan, in connection with a recapitalization or sale or merger. In order that the applicable rules relating to incentive stock options be satisfied, the 2015 Plan provides that the number of shares that may be issued upon the exercise of incentive stock options will not exceed this aggregate share limit. If an award under the 2015 Plan is forfeited, expires or is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2015 Plan. However, shares of the our common stock tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding will not be available for issuance under the 2015 Plan. Awards granted under the 2015 Plan upon the assumption or substitution of outstanding grants from acquired companies shall not reduce the number of shares available for awards unless issued under the 2015 Plan.

Participation. Participants in the 2015 Plan shall be officers who are employees of Sun Communities, Inc., or a subsidiary and other employees of the Sun Communities, Inc., or a subsidiary, as the administrator, in its sole discretion, may designate from time to time to receive an award. As of April ___, 2015, ________ of our employees and officers are eligible to participate in the 2015 Plan. In addition, the administrator may grant awards under the 2015 Plan to non−employees who, in the judgment of the administrator, render significant services to us, on such terms and conditions as the administrator deems appropriate and consistent with the intent of the 2015 Plan.

Minimum Vesting. No award may vest prior to the first anniversary of its due date, subject to certain limited exceptions set forth in the 2015 Plan.

Incentive Stock Options, Non-qualified Stock Options or Performance-Based Options. Under the 2015 Plan, the administrator may grant incentive stock options, non−qualified stock options or performance based options. The exercise price per share of common stock of each option awarded may never be less than the fair market value of such shares on the date the administrator grants an award, provided, however, that in the case of an incentive option granted to a participant who at the time of the grant owns (as defined in Section 424(d) of the Internal Revenue Code of 1986, as amended) stock in us or possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any such entity (a “10% Stockholder”), the exercise price must be at least one hundred and ten percent (110%) of the fair market value of our common stock. Subject to terms in the 2015 Plan, no option may be exercisable prior to the first anniversary of the date of grant and no shares of our common stock shall vest under an option prior to the first anniversary of the date of grant. No participant may be granted incentive stock options under the 2015 Plan (or any other of our incentive plans) which would result in stock with an aggregate fair market value (measured on the date of grant) of more than $100,000 first becoming exercisable in any one calendar year, or which would entitle such participant to purchase a number of shares greater than the maximum number permitted by Section 422 of the Internal Revenue Code of 1986, as in effect on the date of grant.

Stock Appreciation Rights. Stock appreciation rights may also be issued under the 2015 Plan. Each stock appreciation right will entitle the holder to receive, upon exercise, a payment from us of an amount equal to the incremental value of the stock appreciation rights. The incremental value of a single share of common stock is an amount equal to the remainder derived from subtracting (i) the exercise price for the right established in the award agreement from (ii) the fair market value of a share of common stock on the date of exercise. The terms of any stock appreciation right granted under the 2015 Plan, including the exercise price which may never be less than the fair market value of the underlying share of common stock on the date of grant, will be set forth in an award agreement. Notwithstanding any other provision of the 2015 Plan, any stock appreciation right awarded to an individual who is then subject to Section 16 of the Exchange Act of 1934, as amended, must comply with the exemption requirements of Rule 16b−3.

Duration. Options and stock appreciation rights shall terminate after the first to occur of the following events: (i) the expiration date of the award as provided in the award agreement; or (ii) termination of the award as provided in Section 8.02 of 2015 Plan; or (iii) in the case of an incentive stock option, the 10th anniversary of the date of grant, unless the participant is a 10% stockholder in which case on the fifth anniversary of the date of grant; or (iv) solely in the case of tandem stock appreciation rights, upon the expiration date of the related option.

Restricted Share Rights. The administrator may grant to any participant an award of a restricted share right entitling such person to receive shares of our common stock (“Restricted Stock”) in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the administrator shall determine on or prior to the date of grant of such award. The administrator shall establish a period of time during which the holder of the restricted share right will not be permitted to sell, assign, transfer, pledge or otherwise encumber or dispose of any shares of Restricted Stock. Subject to Section 8.07 of the 2015 Plan, a restriction period will commence on the date of grant and will not expire prior to the first anniversary of the date of grant.

Transfer Restrictions. Generally, a participant’s rights and interest under the 2015 Plan may not be assigned or transferred other than by will or the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of the 2015 Plan, a participant who holds non−qualified stock options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals.

Tax Considerations. The grant of options under the 2015 Plan will have no income tax consequences for either us or the participant (unless the option is freely transferable and has a readily ascertainable market value). Upon the exercise of an option to purchase common stock by a participant, the participant will recognize ordinary income and we will be entitled to a deduction in an amount equal to the excess of the fair market value of common stock purchased over the purchase price. Such ordinary income is not subject to withholding of tax by us. The subsequent sale or exchange of common stock acquired pursuant to the exercise of an option would generally give rise to capital gain or loss.

Participants in the 2015 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold with respect to any amount payable and/or shares issuable under a participant’s award. Participants may elect to meet tax withholding obligations by authorizing us to withhold the appropriate number of shares of common stock, the fair market value of which is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by us to be sufficient to satisfy applicable tax withholding requirements. Alternatively, participants may elect to direct payment to us in cash of the amount of any taxes required to be withheld with respect to such award.

Amendment; No Repricing. The Board shall have complete power and authority to amend the 2015 Plan at any time and to add any other stock based award or other incentive compensation programs to the 2015 Plan as it deems necessary or appropriate and no approval by our stockholders or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of our stockholders, (i) make any amendment which requires stockholder approval under any applicable law, including Rule 16b−3 or the Internal Revenue Code of 1986, as amended, or applicable New York Stock Exchange rules or which, unless approved by the requisite approval of our stockholders, would cause, result in or give rise to “applicable employee remuneration” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to any performance−based option; (ii) reduce the purchase price or exercise price of any outstanding the option or stock appreciation right; (iii) subject to certain exceptions related to capital events, cancel any outstanding option or stock appreciation right in exchange for, or replace any outstanding option or stock appreciation right with, cash, another award or any other consideration from the Company unless specifically provided for by the terms of the 2015 Plan; or (iv) take any other action that is treated as a repricing under generally accepted accounting principles. No termination or amendment of the 2015 Plan may, without the consent of the participant to whom any award shall theretofore have been granted under the 2015 Plan, adversely affect the right of such individual under such award.

Termination. The Board shall have the right and the power to terminate the 2015 Plan at any time. If not terminated earlier, the 2015 Plan shall terminate when all shares authorized under the 2015 Plan have been issued. No award shall be granted under the 2015 Plan after the termination of the 2015 Plan, but the termination of the 2015 Plan shall not have any other effect and any award outstanding at the time of the termination of the 2015 Plan and may be exercised after termination of the 2015 Plan at any time prior to the expiration date of such award to the same extent such award would have been exercisable if the 2015 Plan had not been terminated.

New Plan Benefits. Because awards under the 2015 Plan will be granted in the administrator's discretion, we cannot determine the dollar value or number of shares of our common stock that will in the future be awarded under the 2015 Plan if it is approved by the stockholders at the Annual Meeting. No awards have been made under the 2015 Plan prior to the date of the Annual Meeting that are subject to such approval.

Adoption and approval of the 2015 Plan requires approval by the affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting. Abstentions will not be counted as votes cast for this proposal and do not represent votes cast for or against the approval of the 2015 Plan. Brokers are not empowered to vote on this proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast on this proposal, they will not be counted in determining whether the 2015 Plan is approved.

Recommendation

The Board unanimously recommends that you vote “FOR” the approval of the 2015 Plan.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

The fifth proposal to be considered at the Annual Meeting will be the approval of an amendment to our articles of incorporation that increases the number of authorized shares of our common stock, $0.01 par value per share, from 90,000,000 to 180,000,000 and the number of authorized shares of our preferred stock, $0.01 par value per share, from 10,000,000 to 20,000,000. A copy of the articles of amendment setting forth the proposed amendment (the “Articles of Amendment”) is attached hereto as Appendix B to this Proxy Statement. On April ___, 2015, our Board of Directors approved and declared the proposed amendment advisable. The proposed amendment is subject to approval by our stockholders.

As of April ___, 2015:

•	___________ shares of our common stock were outstanding;

•	___________ shares of our common stock were reserved for issuance under our equity incentive plans;

•
___________ shares of our common stock were reserved for issuance upon conversion or exchange of outstanding common and preferred OP units issued by our subsidiary Sun Communities Operating Limited Partnership;

•	___________ shares of our common stock were reserved for issuance upon conversion or exchange of outstanding shares of our preferred stock; and

•	___________ shares of our preferred stock were outstanding.

Therefore, as of April ___, 2015, there are ____________ shares of common stock that remain unissued or reserved for issuance. If Proposal No. 4 is approved, upon that approval an additional ______________ shares of our common stock will be reserved for issuance under our equity incentive plans. If Proposal No. 4 is approved, there will be ____________ shares of common stock that remain unissued or reserved for issuance.

The proposed amendment to the articles of incorporation deletes Article V, Section 1 of the articles of incorporation and replaces it with the following:

"Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 200,000,000 shares, of which 180,000,000 shares are shares of Common Stock, $0.01 par value per share ("Common Stock”), and 20,000,000 shares are shares of Preferred Stock, $0.01 par value per share ("Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $2,000,000."

Our Board believes that it is advisable and in the best interests of us and our stockholders to amend our articles of incorporation in order to have available additional authorized but unissued shares of common stock and preferred stock in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by us in the discretion of our Board, subject to stockholder approval as may be required under applicable law or stock exchange regulations. While we have no immediate plans to issue additional shares of common stock or preferred stock, the Board believes the additional authorized shares will provide flexibility with respect to future transactions, including acquisitions of other properties or businesses where we would have the option to use our common stock or preferred stock (or securities convertible into or exercisable for common stock or preferred stock) as consideration (rather than cash), financing future growth, financing transactions, stock splits and other general corporate purposes.  We continue to evaluate and pursue property acquisition opportunities on an ongoing basis that will likely require the issuance of additional shares of common stock and preferred stock from time to time. In many such situations, prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for a specific financing or acquisition transaction on a timely basis. Our Board believes that it is important to have the flexibility to act promptly in the best interests of our stockholders

The holders of our common stock and preferred stock have no preemptive rights, and our Board has no plans to grant such rights with respect to any such shares. No further approval by stockholders would be necessary prior to the issuance of any additional shares of common stock or preferred stock, except as may be required under applicable law or stock exchange regulations.  The issuance of any additional shares of common stock or preferred stock may have the effect of diluting the stock ownership of the current stockholders of the company.

The rights and terms of our common stock will not be changed in any way by the proposed amendment, and the additional shares of common stock, if authorized, would have the same rights and privileges as the shares of common stock currently outstanding.

Under our articles of incorporation, our Board (without further stockholder action) may from time to time establish and issue one or more series of preferred stock with such designations, powers, preferences or rights of the shares of such series and the qualifications, limitations or restrictions thereon.

If our Board were to increase the number of issued shares of common stock or preferred stock, it could have an anti-takeover effect, although this is not the intent of our Board in proposing the amendment. For instance, our authorized but unissued common stock or preferred stock could be issued in one or more transactions that could delay, defer or prevent a transaction or a change in control of the company that might involve a premium price for our stockholders or otherwise be in their best interest.  As of the date of this Proxy Statement, we are not aware of any attempt or plan to obtain control of us.

If the stockholders approve the proposal, the Articles of Amendment will be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and the amendment of the articles of incorporation as described above will be effective upon the acceptance for record of the Articles of Amendment the SDAT.

Vote Required

The affirmative vote by at least two-thirds of all votes entitled to be cast on this proposal is required for the approval of the amendment to our articles of incorporation to increase the authorized shares of common stock and preferred stock. Abstentions will not be counted as votes cast for this proposal. Brokers are not empowered to vote on this proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the approval of the amendment to our articles of incorporation to increase the authorized shares of common stock and preferred stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and the NYSE. Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons, we believe, that, during the year ended December 31, 2014, our directors, executive officers and beneficial owners of more than 10% of our common stock have complied with all filing requirements applicable to them. However, in May 2014, Mr. Arthur A. Weiss filed a Form 5 relating to the distribution in 2012 of 1,598 shares of common stock by a trust of which he is a co-trustee, but not a beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based upon information available to us, as of April 8, 2015, the shareholdings of: (a) each person known to us to be the beneficial owner of more than five percent (5%) of our common stock; (b) each of our directors; (c) each named executive officer listed in the Summary Compensation Table; and (d) all of our named executive officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)
Gary A. Shiffman 27777 Franklin Road Suite 200 Southfield, Michigan 48034	2,064,336	(2)	3.82%
John B. McLaren 27777 Franklin Road Suite 200 Southfield, Michigan 48034	71,318		*
Karen J. Dearing 27777 Franklin Road Suite 200 Southfield, Michigan 48034	71,836		*
Jonathan M. Colman 27777 Franklin Road Suite 200 Southfield, Michigan 48034	40,206		*
Stephanie W. Bergeron 27777 Franklin Road Suite 200 Southfield, Michigan 48034	21,100	(3)	*
James R. Goldman 27777 Franklin Road Suite 200 Southfield, Michigan 48034	8,592,200	(4)	15.02%
Brian M. Hermelin 27777 Franklin Road Suite 200 Southfield, Michigan 48034	4,200		*
Ronald A. Klein 27777 Franklin Road Suite 2500 Southfield, Michigan 48034	4,200		*
Paul D. Lapides 27777 Franklin Road Suite 200 Southfield, Michigan 48034	19,278	(5)	*
Clunet R. Lewis 27777 Franklin Road Suite 200 Southfield, Michigan 48034	63,176		*
Ronald L. Piasecki 27777 Franklin Road Suite 200 Southfield, Michigan 48034	85,012	(6)	*
Randall K. Rowe 27777 Franklin Road Suite 200 Southfield, Michigan 48034	8,592,200	(7)	15.02%
Arthur A. Weiss 27777 Franklin Road Suite 200 Southfield, Michigan 48034	758,018	(8)	1.41%
Green Courte Partners, LLC and affiliated entities (9) 840 Waukegan Road, Suite 222 Lake Forest, Illinois 60045	8,590,000		15.02%
FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson(10) 82 Devonshire Street Boston, MA 02109	6,471,560		12.10%
The Vanguard Group, Inc. (11) 100 Vanguard Blvd. Malvern, PA 19355	6,315,300		11.81%

Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited (12) 280 Park Ave., 10th Floor New York, NY 10017	4,079,637	7.63%
BlackRock, Inc. (13) 40 East 52nd Street New York, NY 10022	3,964,968	7.41%
Vanguard Specialized Funds - Vanguard REIT Index Fund (14) 100 Vanguard Blvd. Malvern, PA 19355	3,322,183	6.21%
All executive officers and directors as a group (13 persons)(15)	11,201,445	19.39%

* Less than one percent (1%) of the outstanding shares.

(1)
In accordance with SEC regulations, the percentage calculations are based on 53,498,307 shares of common stock issued and outstanding as of April 8, 2015, plus shares of common stock which may be issued within 60 days of April 8, 2015 to each individual or group listed upon the exercise, conversion or exchange of options, shares of Series A-4 preferred stock, common OP units issued by Sun Communities Operating Limited Partnership (“SCOLP”), Aspen preferred OP units issued by SCOLP and Series A-4 preferred OP units issued by SCOLP. As of April 8, 2015, (a) each common OP units was convertible into one share of common stock, (b) each Aspen preferred OP unit was convertible into 0.397 shares of common stock, (b) each Series A-4 preferred OP unit was convertible into approximately 0.444 shares of common stock, and (c) each share of Series A-4 preferred stock was convertible into approximately 0.444 shares of common stock.

(2)
Includes: (a) 394,141 Common OP units convertible into 394,141 shares of common stock; (b) 453,841 shares of common stock owned by certain limited liability companies of which Mr. Shiffman is a member and a manager, and (c) 141,794 Common OP units convertible into 141,794 shares of common stock owned by certain limited liability companies of which Mr. Shiffman is a member and a manager.

(3)	Includes 7,500 shares of common stock which may be acquired pursuant to options exercisable within 60 days of April 8, 2015.

(4)
Includes: (a) 4,888,870 shares of common stock owned by the Green Courte Entities (as defined in footnote (9) below), (b) 501,130 common OP units owned by the Green Courte Entities convertible into 501,130 shares of common stock, (c) 869,449 Series A-4 preferred OP units owned by the Green Courte Entities convertible into 386,422 shares of common stock, and (d) 6,330,551 shares Series A-4 preferred stock owned by the Green Courte Entities convertible into 2,813,578 shares of common stock. Mr. Goldman is the Vice Chairman of Green Courte Partners, LLC, which is the indirect managing member or the trustee, as applicable of each of the Green Courte entities. Mr. Goldman disclaims beneficial ownership of the securities owned by the Green Courte Entities, except to the extent of his pecuniary interest therein. The extent of such pecuniary interest cannot be determined at this time.

(5)	Includes 8,000 shares of common stock which may be acquired pursuant to options exercisable within 60 days of April 8, 2015.

(6)
Includes: (a) 17,437 common OP units convertible into 17,437 shares of common stock, (b) 139,735 Aspen preferred OP units convertible into 55,475 shares of common stock, and (c) 4,500 shares of common stock which may be acquired pursuant to options exercisable within 60 days of April 8, 2015.

(7)
Includes: (a) 4,888,870 shares of common stock owned by the Green Courte Entities (as defined in footnote (9) below), (b) 501,130 common OP units owned by the Green Courte Entities convertible into 501,130 shares of common stock, (c) 869,449 Series A-4 preferred OP units owned by the Green Courte Entities convertible into 386,422 shares of common stock, and (d) 6,330,551 shares Series A-4 preferred stock owned by the Green Courte Entities convertible into 2,813,578 shares of common stock. Mr. Rowe is the owner of Green Courte Partners, LLC, which is the indirect managing member or the trustee, as applicable of each of the Green Courte entities. Mr. Rowe disclaims beneficial ownership of the securities owned by the Green Courte Entities, except to the extent of his pecuniary interest therein. The extent of such pecuniary interest cannot be determined at this time.

(8)
Includes: (a) 10,748 shares of common stock owned by a limited liability company of which Mr. Weiss is a member and a manager, (b) 16,938 Common OP units convertible into 16,938 shares of common stock, (c) 453,841 shares of common stock owned by certain limited liability companies of which Mr. Weiss is a manager (the “Managed LLCs”), (d) 141,794 Common OP units convertible into 141,794 shares of common stock owned by a Managed LLC, and (e) 86,810 shares of common stock and 40,287 common OP Units convertible into 40,287 shares of common stock held by the Gary A. Shiffman 2012 Irrevocable Family Trust, of which Mr. Weiss is the trustee.  Mr. Weiss does not have a pecuniary interest in the Gary A. Shiffman 2012 Irrevocable Family Trust or any of the Managed LLCs above and, accordingly, Mr. Weiss disclaims beneficial ownership of the 540,651 shares of common stock and the 182,081 common OP units held by such entities.

(9)
According to the Schedule 13D filed January 16, 2015, Green Courte Partners, LLC, Green Courte Real Estate Partners, LLC, Green Courte Real Estate Partners Liquidating Trust, Green Courte Real Estate Partners II, LLC, GCP Fund II REIT, LLC, GCP Fund II Ancillary Holding, LLC, Green Courte Real Estate Partners III, LLC, GCP Fund III REIT, LLC, GCP Fund III Ancillary Holding, LLC (collectively, the “Green Courte Entities”), Randall K. Rowe, and James R. Goldman beneficially own 8,590,000 shares of our common stock in the aggregate. See footnotes (4) and (7) above.

(10)
According to the Schedule 13G/A for the year ended December 31, 2014 and filed with the SEC on February 13, 2015, each of FMR LLC, in its capacity as a parent holding company or control person, Edward C. Johnson 3d, the Chairman of FMR LLC and Abigail P. Johnson, a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, beneficially own 6,471,560 shares of our common stock.

(11)
According to the Schedule 13G/A for the year ended December 31, 2014 and filed with the SEC on February 11, 2015, The Vanguard Group, Inc., in its capacity as an investment advisor, beneficially owns 6,315,300 shares of our common stock.

(12)
According to the Schedule 13G for the year ended December 31, 2014 and filed with the SEC on February 17, 2015, Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc., and Cohen & Steers UK Limited, in their capacity as investment advisor and parent holding company or control person beneficially own 4,079,637 shares of our common stock in the aggregate.

(13)
According to the Schedule 13G/A for the year ended December 31, 2014 and filed with the SEC on January 23, 2015, BlackRock, Inc., in its capacity as a parent holding company or control person, beneficially owns 3,964,968 shares of our common stock.

(14)
According to the Schedule 13G/A for the year ended December 31, 2014 and filed with the SEC on February 6, 2015, Vanguard Specialized Funds- Vanguard REIT Index Fund, in its capacity as an investment advisor, beneficially owns 3,322,183 shares of our common stock.

(15)
Includes (a) 1,131,727 common OP units convertible into 1,131,727 shares of common stock, (b) 139,735 Aspen preferred OP units convertible into 55,475 shares of common stock, (c) 869,449 Series A-4 preferred OP units owned by the Green Courte Entities convertible into 386,422 shares of common stock, (d) 6,330,551 shares Series A-4 preferred stock owned by the Green Courte Entities convertible into 2,813,578 shares of common stock, and (e) 20,000 shares of common stock which may be acquired pursuant to options exercisable within 60 days of April 8, 2015.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table reflects information about the securities authorized for issuance under our equity compensation plans as of December 31, 2014.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders	32,500	$29.56	316,494
Equity compensation plans not approved by stockholders	—	—	—
Total	32,500	$29.56	316,494

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Relationship with Equity Affiliates

We have entered into the following transactions with Origen Financial Services, LLC (“OFS LLC”):

•
Investment in OFS LLC. We entered into an agreement with four unrelated companies and we contributed cash of approximately $0.6 million towards the formation of OFS LLC. OFS LLC purchased the loan origination platform of Origen. The purpose of the venture is to originate manufactured housing installment contracts for its members. We accounted for our investment in OFS LLC using the equity method of accounting which we have since suspended. As of December 31, 2014, we had an ownership interest in the OFS LLC of 22.9%, and the carrying value of our investment was zero.

•
Loan Origination, Sale and Purchase Agreement. As of 2014, our agreement with OFS LLC, in which OFS LLC agreed to fund loans that meet our underwriting guidelines and then transfer those loans to us pursuant to a Loan Origination, Sale and Purchase Agreement, was terminated. In 2013, we paid OFS LLC a fee of $650 per loan pursuant to a Loan Origination, Sale and Purchase Agreement which totaled approximately $0.1 million and we purchased, at par, $7.7 million of these loans during the year ended December 31, 2013.

We have entered into the following transactions with Origen:

•
Investment in Origen. We own 5,000,000 shares of Origen common stock and Shiffman Origen LLC (which is owned by the Milton M. Shiffman Spouse's Marital Trust, Gary A. Shiffman (our Chairman and Chief Executive Officer), and members of Mr. Shiffman's family) owns 1,025,000 shares of Origen common stock. Gary A. Shiffman is a member of the Board of Directors of Origen and Arthur A. Weiss, one of our directors, is a trustee of the Milton M. Shiffman Spouse's Marital Trust. Ronald A. Klein, one of our directors, is the Chief Executive Officer and a director of Origen. Mr. Klein, Mr. Weiss and Brian M. Hermelin, another of our directors, beneficially own approximately 470,000, 10,000, and 200,000 shares of Origen common stock, respectively. We accounted for our investment in Origen using the equity method of accounting which we have since suspended. As of December 31, 2014 we had an ownership interest in Origen of approximately 19%, and the carrying value of our investment was zero.

•
Board Membership and Officer. Gary A. Shiffman, our Chairman and Chief Executive Officer is a board member of Origen. Ronald A. Klein, one of our directors, is a director and the Chief Executive Officer of Origen.

Lease of Principal Executive Offices

Gary A. Shiffman, together with certain of his family members, indirectly owns a 21% equity interest in American Center LLC, the entity from which we lease office space for our principal executive offices. Each of Arthur A. Weiss and Ronald A. Klein owns a less than one percent indirect interest in American Center LLC. Under this lease agreement, we lease approximately 62,900 rentable square feet. The term of the lease is until October 31, 2026, and the base rent through October 31, 2015 is $16.45 per square foot (gross). From November 1, 2015 to October 31, 2016, the base rent will be $16.95 per square foot (gross) and from November 1, 2016 to October 31, 2017, the base rent will be $17.45 per square foot (gross). We also have a temporary lease for approximately 10,500 rentable square feet with base rent equal to $12.71 per square foot (gross). This temporary lease is currently operating on a month to month basis. Our annual rent expense associated with the lease of our executive offices was approximately $1.0 million for each of the years ended December 31, 2014 and 2013, and $0.7 million for the year ended December 31, 2012. Our future annual rent expense will be approximately $1.0 million for 2015, $1.1 million for 2016, 2017 and 2018, $1.2 million for 2019 and $8.8 million thereafter. Each of Mr. Shiffman, Mr. Weiss and Mr. Klein may have a conflict of interest with respect to his obligations as our officer and/or director and his ownership interest in American Center LLC.

Legal Counsel

During 2014, Jaffe, Raitt, Heuer, & Weiss, Professional Corporation acted as our general counsel and represented us in various matters. Arthur A. Weiss is the Chairman of the Board of Directors and a shareholder of such firm. We incurred legal fees and expenses owed to Jaffe, Raitt, Heuer, & Weiss of approximately $7.5 million in the year ended December 31, 2014.

Tax Consequences Upon Sale of Properties

Gary A. Shiffman holds limited partnership interests in the Operating Partnership which were received in connection with the contribution of properties from partnerships previously affiliated with him. Prior to any redemption of these limited partnership interests for our common stock, Mr. Shiffman will have tax consequences different from those on us and our public stockholders upon the sale of any of these partnerships. Therefore, we and Mr. Shiffman may have different objectives regarding the appropriate pricing and timing of any sale of those properties.

Policies and Procedures for Approval of Related Party Transactions

None of our executive officers or directors (or any family member or affiliate of such executive officer or director) may enter into any transaction or arrangement with us that reasonably could be expected to give rise to a conflict of interest without the prior approval of the NCG Committee. Any such transaction or arrangement must be promptly reported to the NCG Committee or the full Board. Any such disclosure provided by an executive officer or director is reviewed by the NCG Committee and approved or disapproved. In determining whether to approve such a transaction or arrangement, the NCG Committee takes into account, among other factors, whether the transaction was on terms no less favorable to us than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement.

The current policy was adopted and approved in 2004. All related party transactions disclosed above were approved by either the NCG Committee or the full Board.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING
 In order to be considered for inclusion in our proxy statement and on the proxy card that will be solicited by the Board in connection with the 2016 annual meeting of stockholders, stockholder proposals intended to be presented at the 2016 annual meeting of stockholders must be received by our Secretary no later than ____________, 2015.
 In addition, if a stockholder desires to bring business before an annual meeting of stockholders, which is not the subject of a proposal for inclusion in our proxy materials, the stockholder must follow the advance notice procedures outlined in our bylaws. These advance notice procedures are the same as the advance notice procedures for stockholder nominated directors, which are described under "Board of Directors and Corporate Governance - Consideration of Director Nominees - Consideration of Shareholder Nominated Directors" above. Our bylaws provide that: (i) with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder who was a stockholder of record at the time of giving of notice provided for in the bylaws and at the time of the annual meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and (ii) with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of persons for election to the Board of Directors may be made (a) pursuant to our notice of meeting, (b) by or at the direction of the Board of Directors, or (c) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder who is a stockholder of record both at the time of giving of notice provided for in the bylaws and at the time of the special meeting, is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

OTHER MATTERS
 The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors
Dated: April ____, 2015	KAREN J. DEARING
Secretary

Appendix A

SUN COMMUNITIES, INC.
2015 EQUITY INCENTIVE PLAN

Sun Communities, Inc., a Maryland corporation (the “Company”), has adopted the Sun Communities, Inc. 2015 Equity Incentive Plan (the “Plan”) as set forth herein.

Article I.
Purpose and Adoption of the Plan

1.01    Purpose. The purpose of the Plan is to provide certain key employees of the Company with an additional incentive to promote the Company’s financial success and to provide an incentive which the Company may use to induce able persons to enter into or remain in the employment of the Company or a Subsidiary by providing such persons an opportunity to acquire or increase his or her direct proprietary interest in the operations and future of the Company.

1.02    Adoption and Term. The Plan has been adopted by the Board and shall be effective upon approval by the Company’s stockholders. The Plan replaces the Sun Communities, Inc. Equity Incentive Plan adopted in July 2009 and terminated by the Board of Directors effective as of the approval of this Plan by the Company’s stockholders.

The Plan will terminate automatically on the tenth (10th) anniversary of the Effective Date, and may be terminated on an earlier date as provided in Section 12.01(b).

Article II.
Definitions

2.01    Administrator means the committee having authority to administer the Plan pursuant to Section 3.01.

2.02    Award means any one or combination of Non‑Qualified Stock Options, Performance Based Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Share Rights or any other award made under the terms of the Plan.

2.03    Award Agreement means a written agreement between the Company and Participant specifically setting forth the terms and conditions of an Award granted under the Plan, including the maximum number shares of Company Common Stock subject to the Award and the Exercise Price or Purchase Price.

2.04    Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified conditions set forth in the Award Agreement must be satisfied.

2.05    Beneficiary means (a) an individual, a trust or an estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant’s death; or (b) an individual, who by designation of the Participant, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant’s death.

2.06    Board means the Board of Directors of the Company.

2.07    Business Combination means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

2.08    Cause means unless otherwise provided in the Participant's Award Agreement, (a) engaging in (i) willful or gross misconduct or (ii) willful or gross neglect; (b) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or affiliates; (c) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries or affiliates; (d) fraud, misappropriation or embezzlement; (e) a material breach of the Participant's employment agreement (if any) with the Company, its Subsidiaries or affiliates; (f) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (g) any illegal act detrimental to the Company, its Subsidiaries or affiliates; or (h) repeated failure to devote substantially all of the Participant's business time and efforts to the Company, its Subsidiaries or affiliates if required by the Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

2.09    Change of Control Event means (a) an event or series of events by which any Person or other entity or group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) of Persons or other entities acting in concert as a partnership or other group (a “Group of Persons”) (other than Persons who are, or Groups of Persons entirely made up of, (i) management personnel of the Company or (ii) any affiliates of any such management personnel) shall, as a result of a tender or exchange offer or offers, an open market purchase or purchases, a privately negotiated purchase or purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d‑3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the combined voting power of the then outstanding voting stock of the Company; (b) the Company consolidates with, or merges with or into, another Person (other than a Subsidiary in a transaction which is not otherwise a Change of Control Event), or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (c) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office;

or (d) any complete liquidation or dissolution of the Company (other than a liquidation into a Subsidiary that is not otherwise a Change of Control Event).

2.10    Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

2.11    Company Common Stock means the Common Stock of the Company, par value $0.01.

2.12    Date of Grant means the date designated by the Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Administrator approves the granting of such Award.

2.13    Director means a member of the Board of Directors of the Company.

2.14    Effective Date means the date the Plan was approved by the Company’s stockholders.

2.15    Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16    Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Administrator, in accordance with Section 7.03 hereunder, and set forth in the Award Agreement, which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the Incremental Value to be paid to the Participant.

2.17    Expiration Date means the date specified in an Award Agreement as the expiration date of such Award.

2.18    Fair Market Value means the value of a share of Company Common Stock, as determined as follows: if on the Date of Grant or other determination date (each, a “Valuation Date”) the shares of Company Common Stock are readily tradable on an established securities market, the Fair Market Value of a share of Company Common Stock will be the closing price of the shares in the established securities market (if there is more than one such exchange or market, the Board will determine the appropriate exchange or market) on the Valuation Date, or, if there is no such reported closing price, the Fair Market Value will be the arithmetic mean of the high and low prices on such Valuation Date. If the shares of Company Common Stock are not readily tradable on an established securities market, and are not transferred pursuant to an Incentive Stock Option, the Fair Market Value on a Valuation Date means a value determined by a reasonable application of a reasonable method as determined by the Board of Directors in good faith taking into account, without limitation, Section 409A of the Code. Any reasonable valuation method, made in good faith, including the valuation methods permitted under Section 20.2031-2 of the Treasury regulations, may be used to determine the Fair Market Value of a share transferred pursuant to an Incentive Stock Option.

2.19    Incentive Stock Option means an incentive stock option described in Section 422 of the Code.

2.20    Incremental Value has the meaning given such term in Section 7.01 of the Plan.

2.21    Merger Price means the value (as determined by the Administrator) of the consideration payable for shares of Company Common Stock pursuant to a Business Combination.

2.22    Non‑Qualified Stock Option means an Option which is not an Incentive Stock Option or a Performance-Based Option.

2.23    Officer means any officer of the Company who is subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act.

2.24    Options means all Non‑Qualified Stock Options, Incentive Stock Options and Performance-Based Options granted to purchase shares of Company Common Stock under the terms of the Plan.

2.25    Participant shall have the meaning set forth in Article V.

2.26    Performance-Based Option means an Option subject to attainment of performance goals over a performance period that, upon exercise or at any other time, would not result in or give rise to “applicable employee remuneration” within the meaning of Section 162(m) of the Code.

2.27    Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.02.

2.28    Restricted Share Right means a right to receive Company Common Stock subject to restrictions imposed under the terms of an Award granted pursuant to Article IX.

2.29    Rule 16b‑3 means Rule 16b‑3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as currently in effect and as it may be amended from time to time, and any successor rule.

2.30    Separation from Service means the voluntary or involuntary termination of a Participant’s employment with, or service to, the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any other similar transaction in which the Participant’s employer ceases to be the Company or a Subsidiary of the Company. Whether an authorized leave of absence or absence on military or government service, absence due to disability, or absence for any other reason shall constitute Separation from Service shall be determined in each case by the Administrator in its sole discretion.

2.31    Stock Appreciation Right means an Award granted in accordance with Article VII.

2.32    Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

Article III.
Administration

3.01    Administration. The Administrator of the Plan shall be the committee appointed by the Board which shall at all times consist of three (3) or more persons, each of which shall be members of the Board and shall qualify as an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual, as amended from time to time and any successor thereto, as an “outside director” within the meaning of Section 162(m) of the Code and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. Until changed by the Board, the Administrator shall be the Compensation Committee of the Board. The Administrator shall have full power and authority to take all actions and to make all determinations required or provided under the Plan, any Award or any Award Agreement and shall have full power and authority to take all other actions and make all other determinations not inconsistent with the specific terms and provisions of the Plan that it deems necessary or appropriate to the administration of the Plan, any Award or Award Agreement, including without limitation, establishing and modifying administrative rules, imposing such conditions and restrictions on Awards as it determines appropriate and canceling Awards (including those made pursuant to other plans of the Company). All such actions and determinations of the Administrator must be made by the affirmative vote of a majority of the members of the Administrator. Unless otherwise expressly determined by the Board, the interpretation and construction by the Administrator of any provision of the Plan, any Award or any Award Agreement is final, binding and conclusive. The Administrator may delegate such of its powers and authority under the Plan as it deems appropriate to the Chief Executive Officer of the Company with respect to Awards, including the granting thereof, to individuals who are not Officers. Notwithstanding any provision of this Plan to the contrary, neither the Board nor the Administrator shall have the authority to take any of the following actions unless the stockholders of the Company have approved such action: (a) reduce the Purchase Price or Exercise Price of any outstanding Option or Stock Appreciation Right; (b) except as otherwise provided in Section 4.03, cancel any outstanding Option or Stock Appreciation Right in exchange for, or replace any outstanding Option or Stock Appreciation Right with, cash, another Award or any other consideration from the Company; and/or (c) take any other action that is treated as a repricing under generally accepted accounting principles.

3.02    Indemnification. Members of the Administrator shall be entitled to indemnification and reimbursement from the Company for any action or any failure to act in connection with service as Administrator to the full extent provided for or permitted by the Company’s articles of incorporation or bylaws or by any insurance policy or other agreement intended for the benefit of the Company’s officers, directors or employees or by any applicable law.

3.03    Terms of Awards. Subject to other terms and conditions of the Plan, the Administrator has the full and final authority to:

(a)	designate Participants;

(b)	determine the type or types of Awards made to Participants;

(c)determine the number of shares of Company Common Stock subject to any Award;

(d)establish the terms and conditions of each Award, including without limitation, the Exercise Price or Purchase Price, the nature and duration of any restriction or condition relating to vesting, exercise, transfer or forfeiture of an Award or the shares subject to the Award, and any terms or conditions that may be necessary to remain exempt from the requirements of Section 409A of the Code or qualify Options as Incentive Stock Options; and

(e)amend, modify or supplement the terms of any outstanding Award, provided, that, no such amendment, modification or supplement may cause an Award to violate Section 409A of the Code or, without the written consent of the Participant, impair the Participant’s vested rights under an Award Agreement.

Article IV.
Company Common Stock Issuable Pursuant to the Plan

4.01    Shares Issuable. The maximum number of shares of Company Common Stock that may be issued under the Plan is One Million Seven Hundred Fifty Thousand (1,750,000) shares. The aggregate number of Company Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options may not exceed One Million (1,000,000) shares. The aggregate number of shares to be issued under the Plan, will be adjusted in accordance with Section 4.03 of the Plan. Shares of Company Common Stock may be authorized and unissued shares or issued shares which have been reacquired by the Company. A share of Company Common Stock and its related tandem Stock Appreciation Right may only be counted once.

4.02    Shares Subject to Terminated Awards. In the event that any Award at any time granted under the Plan is surrendered to the Company, terminated, forfeited, cancelled (other than in connection with the exercise of a tandem Stock Appreciation Right), expires before it has been fully exercised, or an award of Stock Appreciation Rights is exercised for cash, then all shares of Company Common Stock underlying such portion of the Award shall be added to the remaining number of shares of Company Common Stock available for issuance under the Plan. Shares of Company Common Stock tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for issuance under the Plan. Any shares of Company Common Stock issued by the Company pursuant to its assumption or substitution of outstanding grants from acquired companies shall not reduce the number of shares available for Awards under this Plan unless issued under this Plan.

4.03    Adjustments to Reflect Capital Changes.

(a)    Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, and the number and kind of shares available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Administrator shall have the power to determine the amount of the adjustment to be made in each case.

(b)    Sale or Reorganization. Upon consummation of a Business Combination in which the outstanding shares of Company Common Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Administrator may, in its discretion, take any one or more of the following actions as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), (ii) upon written notice to the holders of the Options, provide that all unexercised Options will terminate immediately prior to the consummation of the Transaction unless exercised by the Option holder within a specified period following the date of such notice, and/or (iii) in the event of a Business Combination under the terms of which holders of the Company Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Business Combination, make or provide for a cash payment to the Option holders equal to the difference between (A) the Merger Price times the number of shares of Company Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise prices of all such outstanding Options, in exchange for the termination of such Options. In the event Options will terminate upon consummation of the Transaction as provided in clause (ii) above, each Option holder shall be permitted, within a specified period determined by the Administrator, to exercise all non-vested Options, subject to the consummation of the Transaction.

(c)    Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation in which the Company or a Subsidiary of the Company shall be a surviving corporation, the Administrator may grant substituted Options under the provisions of the Plan, subject to the applicable requirements described in Section 424 of the Code or Section 1.409A-1(b)(5)(v)(D) of the Treasury regulations, replacing old Options granted under a plan of another party to the reorganization, merger or consolidation, where such party’s stock may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion. Any adjustments may provide for the elimination of any fractional shares which might otherwise have become subject to any Awards.

Article V.
Participation

5.01    Eligible Employees. Participants in the Plan shall be the Officers and other employees of the Company or a Subsidiary as the Administrator, in its sole discretion, may designate from time to time to receive an Award. The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

5.02    Special Provisions for Certain Non-Employees. Notwithstanding any provision contained in this Plan to the contrary, the Administrator may grant Awards under the Plan to non-employees who, in the judgment of the Administrator, render significant services to the Company or a Subsidiary, on such terms and conditions as the Administrator deems appropriate and consistent with the intent of the Plan.

Article VI.
Option Awards

6.01    Power to Grant Options. The Administrator may grant to any Participant Options entitling the Participant to purchase shares of Company Common Stock at a price not less than the Fair Market Value of the shares on the Date of Grant, in such quantity and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator. The Administrator may designate an Option as an Incentive Stock Option, a Non-Qualified Stock Option or a Performance-Based Option. The terms of any Option granted under this Plan shall be set forth in an Award Agreement. Notwithstanding any provision of this Plan to the contrary, (a) any Option awarded to an individual who is then subject to Section 16 of the Exchange Act must comply with the exemption requirements of Rule 16b-3, and (b) subject to Sections 8.03 and 8.07, no Option may be exercisable prior to the first anniversary of the Date of Grant and no shares of Company Common Stock shall vest under an Option prior to the first anniversary of the Date of Grant.

6.02    Purchase Price of Options. The per share Purchase Price of each share of Company Common Stock which may be purchased upon exercise of any Option granted under the Plan may never be less than the Fair Market Value of such shares on the Date of Grant, provided, however, that in the case of an Incentive Stock Option granted to a Participant who at the time of the grant owns (as defined in Section 424(d) of the Code) stock in the Company or a Subsidiary of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any such entity (a “10% Stockholder”), the Purchase Price must be at least one hundred and ten percent (110%) of the Fair Market Value of the Company Common Stock on the Date of Grant.

6.03    Designation of Incentive Stock Options. If the Administrator designates, at the Date of Grant, that the Option is an Incentive Stock Option under Section 422 of the Code, the following additional provisions apply.

(a)    Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) which would result in stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year, or which would entitle such Participant to purchase a number of shares greater than the maximum number permitted by Section 422 of the Code as in effect on the Date of Grant. If the aggregate Fair Market Value (determined at the Date of Grant) of the shares subject to the Option, which first becomes exercisable in any calendar year and during this period exceeds the limitation of this subsection, so much of the Option that does not exceed the applicable dollar limit will be designated as an Incentive Stock Option and the remainder will be designated as a Non-Qualified Stock Option, but in all other aspects the Award Agreement will remain in full force and effect.

(b)    Other Incentive Stock Option Terms. Whenever possible, each provision in the Plan and in every Option granted under this Plan which is designated by the Administrator as an Incentive Stock Option will be interpreted in such a manner as to entitle the Option to the tax treatment afforded by Section 422 of the Code. If any provision of this Plan or any Option designated by the Administrator as an Incentive Stock Option does not to comply with requirements necessary to entitle such Option to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as is necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (ii) all other provisions of this Plan and the Award Agreement will remain in full force and effect. If any Award Agreement covering an Option designated by the Administrator to be an Incentive Stock Option under this Plan does not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms.

6.04    Rights as a Stockholder. The Participant or any transferee of an Option pursuant to Section 8.02 or Section 11.05 shall have none of the rights of a stockholder with respect to any shares of Company Common Stock covered by an Option until the Participant or transferee is the holder of record of any such shares, and no adjustment shall be made for dividends and cash or other property or distributions or other rights for which the record date is prior to the date the Participant is the holder of record.

Article VII.
Stock Appreciation Rights

7.01    Power to Grant Stock Appreciation Rights. The Administrator is authorized to grant to any Participant a Stock Appreciation Right that entitles the Participant to receive, upon exercise thereof, a payment from the Company, payable as provided in Section 7.04, of an amount equal to the Incremental Value of the Stock Appreciation Rights. The Incremental Value of a single share of Company Common Stock is an amount equal to the remainder derived from subtracting (i) the Exercise Price for the right established in the Award Agreement from (ii) the

Fair Market Value of a share of Company Common Stock on the date of exercise. The terms of any Stock Appreciation Right granted under the Plan, including the Exercise Price which may never be less than the Fair Market Value of the underlying share of Company Common Stock on the Date of Grant, will be set forth in an Award Agreement. Notwithstanding any other provision of the Plan, any Stock Appreciation Right awarded to an individual who is then subject to Section 16 of the Exchange Act must comply with the exemption requirements of Rule 16b-3.

7.02    Tandem Stock Appreciation Rights. The Administrator may grant to any Participant a Stock Appreciation Right covering any share of Company Common Stock which is, at the Date of Grant, also covered by an Option granted to the same Participant, either prior to or simultaneously with the grant to such Participant of the Stock Appreciation Rights, provided: (i) any Option covering any share of Company Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Rights with respect to the same share; (ii) any Stock Appreciation Rights covering any share of Company Common Stock shall not be exercisable upon the exercise of any related Option with respect to the same share; and (iii) an Option and Stock Appreciation Rights covering the same share of Company Common Stock may not be exercised simultaneously.

7.03    Exercise Price. In the case of a tandem Stock Appreciation Right, the Exercise Price established under any Stock Appreciation Right, as determined by the Administrator and set forth in the Award Agreement, may not be less than the Purchase Price of the related Option. Upon exercise of a tandem Stock Appreciation Right, the number of shares subject to exercise under a related Option will automatically be reduced by the number of shares of Company Common Stock represented by the Option or portion thereof which is surrendered as a result of the exercise of such Stock Appreciation Right.

7.04    Payment of Incremental Value. Any payment which may become due from the Company by reason of Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Administrator (i) all in cash, (ii) all in Company Common Stock, or (iii) in any combination of cash and Company Common Stock. In the event that all or a portion of the payment is made in Company Common Stock, the number of shares of the Company Common Stock delivered in satisfaction of such payment will be determined by dividing the amount of the payment by the Fair Market Value on the date of exercise. The Administrator may determine whether payment upon exercise of a Stock Appreciation Right will be made in cash or in stock, or a combination thereof, upon or at any time prior to the exercise of such Stock Appreciation Right. No fractional share of Company Common Stock will be issued to make any payment; if any fractional shares would be issuable, the mix of cash and Company Common Stock payable to the Participant will be adjusted as directed by the Administrator to avoid the issuance of any fractional share.

Article VIII.
Terms of Options and Stock Appreciation Rights

8.01    Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(a)    Expiration Date of the Award as provided in the Award Agreement; or

(b)    Termination of the Award as provided in Section 8.02; or

(c)    In the case of an Incentive Stock Option, the tenth (10th) anniversary of the Date of Grant, unless the Participant is a 10% Stockholder in which case on the fifth (5th) anniversary of the Date of Grant; or

(d)    Solely in the case of tandem Stock Appreciation Rights, upon the Expiration Date of the related Option.

8.02    Exercise on Death or Separation from Service.

(a)    Unless otherwise provided in the Award Agreement, in the event of the death, disability or retirement of a Participant while an employee of the Company or a Subsidiary of the Company, the right to exercise all unexpired Awards shall be accelerated and shall vest as of the date of death, disability or retirement (as applicable), and, except as provided in Section 8.02(c) below, the Participant’s Awards may be exercised by the Participant or his Beneficiary at any time within one year after the date of the Participant’s death, disability or retirement, as applicable.

(b)    Unless otherwise provided in the Award Agreement, in the event of Participant’s Separation from Service at any time for any reason other than death, disability, retirement or for Cause, an Award may be exercised, but only to the extent it was otherwise exercisable, on the date of Separation from Service, within ninety days after the date of Separation from Service. In the event of the death of the Participant within the ninety-day period following Separation from Service, his Award may be exercised by his Beneficiary within the one-year period provided in subparagraph 8.02(a) above.

(c)    With respect to an Award which is intended to constitute an Incentive Stock Option, upon Separation from Service, such Award shall be exercisable as provided in Section 422 of the Code.

(d)    In the event that a Participant’s Separation from Service is for Cause, the Participant’s Award Agreements and underlying Awards will terminate immediately upon Separation from Service.

8.03    Acceleration of Exercise Time. The Administrator, in its sole discretion shall have the right (but shall not in any case be obligated) to permit purchase of shares of Company Common Stock under any Award prior to the time such Award would otherwise become exercisable under the terms of the Award Agreement; provided, however, that an Award shall not be exercisable prior to the first anniversary of the Date of Grant except in the case of the Participant’s death, disability or retirement or in connection with a Change of Control Event.

8.04    Extension of Exercise Time. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Award granted under this Plan to be exercised after its Expiration Date or after the period set forth in Section 8.02, subject, however, to the limitations described in Section 8.01 (c) and (d).

8.05    Prohibited Modification or Extension of Options. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, no Option may be modified, extended or renewed if such modification, extension or renewal would be considered as the granting of a new Option. Thus, an Option that is designated as an Incentive Stock Option may only be modified, extended, or renewed in compliance with section 424(h) of the Code and the related Treasury regulations under section 1.424-1(e), and an Option that is designated as a Non-Qualified Stock Option or a Performance-Based Option may only be modified, extended, or substituted in compliance with Treasury regulations under section 1.409A-1(b)(5)(v).

8.06    Conditions for Exercise. An Award Agreement may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments which may be cumulative) as may be determined by the Administrator at the Date of Grant.

8.07    Change of Control Event. Unless otherwise provided in the Award Agreement, and subject to such other terms and conditions as the Administrator may establish in the Award Agreement, upon the occurrence of a Change of Control Event, irrespective of whether or not an Award is then exercisable, all outstanding Options shall automatically become fully vested and exercisable and all restrictions applicable to any other Award shall lapse and be of no further force or effect.

8.08    Exercise Procedures.

(a)    An Option that is exercisable may be exercised, prior to the Expiration Date of the Award, by the Participant’s delivery to the Officer designed in the Award Agreement of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Administrator. Such notice must specify the number of shares with respect to which the Option is being exercised and must be accompanied by payment in full of the Purchase Price of the shares of Company Common Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the Option (or portion thereof) being exercised.

(b)    Notwithstanding the prior provision, the Administrator may (but need not) permit payment to be made by delivery to the Company of either (i) shares of Company Common Stock (including shares issuable to the Participant pursuant to the exercise of the Option), (ii) any combination of cash and shares of Company Common Stock, or (iii) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Company Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of the Purchase Price in cash from the broker or dealer.) In the event that any Company Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Company Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares transferred. The Participant may not transfer to the Company in satisfaction of the Purchase Price (y) a number of shares which when multiplied times the Fair Market Value as of the date of exercise would result in a product greater than the Purchase Price or (z) any fractional share of Company Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and used for any proper corporate purpose. Unless the Administrator shall otherwise determine, any Company Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

(c)    A Stock Appreciation Right that is exercisable may be exercised, prior to the Expiration Date of the Award, by the Participant’s delivery to the Officer designed in the Award Agreement of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Administrator. The Administrator will determine whether the appreciation in a Stock Appreciation Right will be paid in the form of cash, shares of Company Common Stock or a combination of the two, in such proportion as the Administrator deems appropriate. For purposes of calculating the number of shares of Company Common Stock to be issued to the Participant, shares of Company Common Stock will be valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right. If shares of Company Common Stock are issued to a Participant, cash will be paid in lieu of any fractional share.

(d)    In the event that an Option or Stock Appreciation Right is being exercised by a Beneficiary, or any other person pursuant to Section 11.05, appropriate proof of the right of such person to exercise the Option or Stock Appreciation Right must be provided to the Company.

Article IX.
Restricted Share Awards

9.01    Power to Grant Restricted Share Right. The Administrator may grant to any Participant an Award of a Restricted Share Right entitling such Participant to receive shares of Company Common Stock (“Restricted Stock”) in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the

Administrator shall determine on or prior to the Date of Grant. The terms of any Award of Restricted Stock granted under the Plan shall be set forth in an Award Agreement.

9.02    Duration of Restricted Share Rights. During a period established by the Administrator and set forth in a Participant’s Award Agreement, (the “Restriction Period”) the Participant will not be permitted to sell, assign, transfer, pledge or otherwise encumber or dispose of any shares Restricted Stock. Subject to Section 8.07, a Restriction Period will commence on the Date of Grant and will not expire prior to the first (1st) anniversary of the Date of Grant. Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions set forth in the Plan or an Award Agreement will be ineffective.

9.03    Forfeiture of Restricted Share Rights. Subject to Section 9.05, an Award of a Restricted Share Right will terminate and any unvested shares will be forfeited unless the Participant (a) remains employed by the Company or a Subsidiary until the expiration of the Restriction Period, and (b) satisfies any other conditions set forth in the Award Agreement. If the Award Agreement so provides, in the case of the Participant’s death, disability or retirement prior to the expiration of the Restriction Period, any Restricted Stock will immediately vest and any restrictions will lapse as of the date of the Participant’s death, disability or retirement.

9.04    Delivery of Shares upon Vesting. Upon the lapse of the restrictions established in the Award Agreement, the Participant shall be entitled to receive, without payment of any cash or other consideration, certificates for the number of shares of Company Common Stock covered by the Award.

9.05    Waiver or Modification of Forfeiture Provisions. The Administrator has full power and authority to modify or waive any or all terms, conditions or restrictions (other than the minimum Restriction Period set forth in Section 9.02) applicable to any Restricted Share Right granted to a Participant under the Plan; provided, that, no modification shall, without consent of the Participant, adversely affect the Participant’s rights thereunder and no modification shall reduce the employment requirement to less than one (1) year, except in the case of the Participant’s death, disability or retirement or a Change of Control Event.

9.06    Rights as a Stockholder. Unless otherwise provided in the Award Agreement, no person shall have any rights as a stockholder with respect to any shares subject to Restricted Share Rights until such time as the person shall have been issued a certificate for such shares.

Article X.
Other Stock Based Awards

10.01    Grant of Other Awards. Other Awards of shares of Company Common Stock or other securities of the Company and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Company Common Stock (“Other Awards”) may be granted either alone or in addition to or in conjunction with Options or Stock Appreciation Rights under the Plan. Subject to the provisions of the Plan, the Administrator shall have the sole and complete authority to determine the persons to whom and the time or times at which Other Awards shall be made, the number of shares of Company Common Stock or other securities, if any, to be granted pursuant to such Other Awards, and all other conditions of such Other Awards. Any Other Award shall be confirmed by an Award Agreement executed by the Administrator and the Participant, which agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of this Plan with respect to the Other Award.

10.02    Terms of Other Awards. In addition to the terms and conditions specified in the Award Agreement, Other Awards made pursuant to this Article X shall be subject to the following:

(a)    Any shares of Company Common Stock subject to such Other Awards may not be sold, assigned, transferred or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)    If specified by the Administrator and the Award Agreement, the recipient of an Other Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Company Common Stock or other securities covered by the Other Award; and

(c)    The Award Agreement with respect to any Other Award shall contain provisions providing for the disposition of such Other Award in the event of Separation from Service prior to the exercise, realization or payment of such Other Award, with such provisions to take account of the specific nature and purpose of the Other Award.

Article XI.
Terms Applicable to All Awards

11.01    Award Agreement. The grant and the terms and conditions of the Award shall be set forth in an Award Agreement between the Company and the Participant. No person shall have any rights under any Award granted under the Plan unless and until the Administrator and the Participant to whom the Award is granted have executed and delivered an Award Agreement expressly granting the Award to such person and setting forth the terms of the Award.

11.02    Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan conflicts with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.

11.03    Modification of Award After Grant. Except as provided in Section 4.03, the terms of any Award granted under the Plan may not be changed after the granting of such Award without the express written approval of the Participant and the Administrator. No modification may be made to an Award granted to an Officer except in compliance with Rule 16b‑3. No modification to the terms of an Award may result in the direct or indirect reduction in the Purchase Price or the Exercise Price of the stock right below the Fair Market Value of the shares on the Date of Grant.

11.04    Taxes. The Company is entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount sufficient to satisfy any federal, state and local withholding tax requirements with respect to any amount payable and/or shares issuable under a Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or stock upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for such tax. The amount of such withholding or tax payment shall be determined by the Administrator (the Participant shall provide to the Company such information as the Company may require to determine the amounts) and, unless otherwise provided by the Administrator, will be payable by the Participant at the time of issuance or payment in accordance with the following rules:

(a)    A Participant shall have the right to elect to meet his or her withholding requirement by: (1) having the Company withhold from such Award the appropriate number of shares of Company Common Stock, rounded out to the next whole number, the Fair Market Value of which is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by the Company to be sufficient to satisfy applicable tax withholding requirements; or (2) direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award.

(b)    In the event that an Award or property received upon exercise of an Award has already been transferred to the Participant on the date upon which withholding requirements apply, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding requirements.

(c)    If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Award is exercised or received, even if it would not otherwise have become taxable to the Participant. If the Participant makes such an election, the Participant shall promptly notify the Company in writing and shall provide the Company with a copy of the executed election form as filed with the Internal Revenue Service no later than thirty days from the date of exercise or receipt of Restricted Stock. Promptly following such notification, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements.

11.05    Limitations on Transfer. Except as otherwise provided in this Section 11.05, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative or attorney-in-fact) may exercise the Participant’s rights under the Plan. The Participant’s Beneficiary may exercise a Participant’s rights to the extent they are exercisable under the Plan following the death of the

Participant. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 11.05. Options which are transferred pursuant to this Section 11.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

11.06    General Restriction. Notwithstanding anything to the contrary herein, the Company shall have no obligation or liability to deliver any shares of Company Common Stock under the Plan or to make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws, rules and regulations, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations of the New York Stock Exchange and Section 409A of the Code.

11.07    Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and Participant approve; provided, however, that the Administrator may not, without stockholder approval, permit the exchange or surrender of Awards, whether for cash or other Awards, that would directly or indirectly reprice the surrendered Award. Notwithstanding anything to the contrary contained in the Plan, the Administrator may not, without stockholder approval, grant new Awards to a Participant with Exercise Prices or Purchase Prices, as the case may be, lower than the Exercise Prices or Purchase Prices, as the case may be, of current Awards held by such Participant on the condition that such Participant surrender such current Awards to the Company.

11.08    Maximum Awards. The maximum number of shares of Company Common Stock granted to any employee that is a “covered employee” (within the meaning of Section 162(m) of the Code) under the Plan each year is 200,000 shares of Company Common Stock (subject to adjustment as provided in Section 4.03) or $5,000,000 in the case of Awards settled in cash.

Article XII.
General Provisions

12.01    Amendment and Termination of Plan.

(a)    Amendment. The Board shall have complete power and authority to amend the Plan at any time and to add any other stock based Award or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the stockholders of the Company or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company: (i) make any amendment which requires stockholder approval under any applicable law, including Rule 16b‑3 or the Code or which, unless approved by the requisite affirmative approval of stockholders of the Company, would cause, result in or give rise to “applicable employee remuneration” within the meaning of Section 162(m) of the Code with respect to any Performance-Based Option; (ii) reduce the Purchase Price or Exercise Price of any outstanding Option or Stock Appreciation Right; (iii) except as otherwise provided in Section 4.03, cancel any outstanding Option or Stock Appreciation Right in exchange for, or replace any outstanding Option or Stock Appreciation Right with, cash, another Award or any other consideration from the Company; and/or (iv) take any other action that is treated as a repricing under generally accepted accounting principles. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the stockholders of the Company if such amendment shall have been submitted for a vote by the stockholders at a duly called meeting of such stockholders at which a quorum was present and the majority of votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment, or if the holders of outstanding stock having not less than a majority of the outstanding shares consent to such amendment in writing in the manner provided under the Company’s bylaws.

(b)    Termination. The Board shall have the right and the power to terminate the Plan at any time. If the Plan is not earlier terminated, the Plan shall terminate when all shares authorized under the Plan have been issued. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the Expiration Date of such Award to the same extent such Award would have been exercisable if the Plan had not been terminated.

12.02    No Right To Employment. No employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary of the Company.

12.03    Compliance with Rule 16b‑3. It is intended that the Plan be applied and administered in compliance with Rule 16b‑3. If any provision of the Plan would be in violation of Rule 16b‑3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b‑3, as determined by the Administrator. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b‑3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b‑3.

12.04    Securities Law Restrictions. The shares of Company Common Stock issuable pursuant to the terms of any Awards granted under the Plan may not be issued by the Company without registration or qualification of such shares under the Securities Act of 1933, as amended, or under various state securities laws or without an exemption from such registration requirements. Unless the shares to be issued under the Plan have been registered and/or qualified as appropriate, the Company shall be under no obligation to issue shares of Company Common Stock upon exercise of an Award unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Administrator in its sole discretion. The Administrator may require any person who is granted an Award hereunder to represent and agree with the Company in writing that if such shares are issuable under an exemption from registration requirements, the shares will be “restricted” securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the shares issued upon exercise of the Award for investment, and not with the view toward distribution.

12.05    Captions. The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

12.06    Severability. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement is held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.

12.07    No Strict Construction. No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.

12.08    Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Michigan and construed in accordance therewith except to the extent such law is preempted by federal law.

12.09    Section 409A of the Code.

(a)Awards granted under the Plan are intended to be exempt from Section 409A of the Code. To the extent that the Plan or any Award is not exempt from the requirements of Section 409A, the Plan or such Award is intended to comply with the requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A.

(b)Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non−exempt “deferred compensation” for purposes of Section 409A would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change of Control Event or the Participant's disability or Separation from Service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control Event, disability or Separation from Service meet the description or definition of “change in control event,” “disability” or “separation from service,” as applicable, set forth in Section 409A (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change of Control Event, disability or Separation from Service. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change of Control Event, disability or Separation from Service, as applicable.

(c)     If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A−1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Administrator shall determine which Awards or portions thereof will be subject to such exemptions.

(d)     Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant's Separation from Service during a period in which the Participant is a “Specified Employee”, then, subject to any permissible acceleration of payment by the Administrator under Treas. Reg. Section 1.409A−3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant's Separation from Service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s Separation from Service (or, if the Participant dies during such period, within 30 days after the Participant’s death); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of such delay period.

Appendix B

SUN COMMUNITIES, INC.
ARTICLES OF AMENDMENT

Sun Communities, Inc., a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the “SDAT”), that:

FIRST:  The charter of the Corporation is hereby amended by increasing the number of authorized shares of common stock from 90,000,000 to 180,000,000, and by increasing the number of authorized shares of preferred stock from 10,000,000 to 20,000,000, and from and after the acceptance of these Articles of Amendment by the SDAT, Article V, Section 1 of the charter is deleted in its entirety and replaced with the following:

“Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 200,000,000 shares, of which 180,000,000 shares are shares of Common Stock, $0.01 par value per share ("Common Stock”), and 20,000,000 shares are shares of Preferred Stock, $0.01 par value per share ("Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $2,000,000.”

SECOND:  The Board of Directors of the Corporation, pursuant to and in accordance with the charter and Bylaws of the Corporation and the Maryland General Corporation Law (the “MGCL”), duly advised the foregoing amendments and the stockholders of the Corporation entitled to vote on the foregoing amendment, pursuant to and in accordance with the charter and bylaws of the Corporation and the MGCL, duly approved the foregoing amendment.

THIRD: (a)     As of immediately before the foregoing amendment to the Corporation’s charter, the total number of shares of capital stock of all classes that the Corporation has authority to issue is 100,000,000 shares, consisting of 90,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

(b)        As of immediately following the foregoing amendment to the Corporation’s charter, the total number of shares of capital stock of all classes that the Corporation has authority to issue is 200,000,000 shares, consisting of 180,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

(c)        The aggregate par value of all authorized shares having a par value is $1,000,000.00 as of immediately before the foregoing amendment and $2,000,000 as of immediately following the foregoing amendment.

(d)         The shares of the Corporation’s capital stock are divided into classes, but the descriptions of each class of the Corporation’s capital stock are not changed by the foregoing amendment.

FOURTH: The undersigned Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts set forth herein which are required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[signature page attached]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary as of July ___, 2015.

SUN COMMUNITIES, INC.
By: _________________________________
Gary A. Shiffman, Chief Executive Officer

ATTEST:
By: _________________________________
Karen J. Dearing, Secretary

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